Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

PEMEX-EXPLORACION Y PRODUCCION (PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION (PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA (PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

Delaware	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Bank of New York Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Carlos Caraveo P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182	Copies to: Wanda J. Olson Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee(1)
9.00% Guaranteed Notes due 2007	U.S. $	91,647,000	100%	U.S. $	91,647,000	U.S. $	10,786.85
8.85% Guaranteed Notes due 2007	U.S. $	200,381,000	100%	U.S. $	200,381,000	U.S. $	23,584.84
9 3/8% Guaranteed Notes due 2008	U.S. $	159,229,000	100%	U.S. $	159,229,000	U.S. $	18,741.25
9 1/4% Guaranteed Bonds due 2018	U.S. $	25,780,000	100%	U.S. $	25,780,000	U.S. $	3,034.31
8.625% Guaranteed Bonds due 2023	U.S. $	21,265,000	100%	U.S. $	21,265,000	U.S. $	2,502.89
9.50% Guaranteed Bonds due 2027	U.S. $	45,523,000	100%	U.S. $	45,523,000	U.S. $	5,358.06
9.50% Guaranteed POMESSM due 2027	U.S. $	96,254,000	100%	U.S. $	96,254,000	U.S. $	11,329.10
Guaranties and subsidiary guaranties	U.S. $	640,079,000	—		—		None	(2)

(1)	The securities being registered are offered in exchange for the corresponding series of old securities which were issued by Petróleos Mexicanos. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties and the subsidiary guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus
Pemex Project Funding Master Trust Exchange Offers

Offers to Exchange Securities which have been Registered under the Securities Act of 1933, as amended,

and which are Unconditionally and Irrevocably Guaranteed by Petróleos Mexicanos,

for any and all of the Corresponding Outstanding Securities of Petróleos Mexicanos

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Petróleos Mexicanos	Corresponding New Securities Series of Pemex Project Funding Master Trust, registered under the Securities Act and guaranteed by Petróleos Mexicanos
71654QAH5	US71654QAH56 (Rule 144A) USP78628AC15 (Reg. S)	U.S. $91,647,000 9.00% Guaranteed Notes due 2007 (the “9.00% old notes”)	Up to U.S. $91,647,000 9.00% Guaranteed Notes due 2007 (the “9.00% new notes”)

71654QAL6 71654QAJ1	US71654QAL68 (Registered) US71654QAJ13 (Rule 144A) USP78628AD97 (Reg. S)	U.S. $200,381,000 8.85% Global Guaranteed Notes due 2007 (the “8.85% old notes”)	Up to U.S. $200,381,000 8.85% Guaranteed Notes due 2007 (the “8.85% new notes”)

71654QAS1 71654XAJ6 71654YAJ4	US71654QAS12 (Registered) US71654XAJ63 (Rule 144A) US71654YAJ47 (Reg. S)	U.S. $159,229,000 9 3/8% Global Guaranteed Notes due 2008 (the “9 3/8% old notes”)	Up to U.S. $159,229,000 9 3/8% Guaranteed Notes due 2008 (the “9 3/8% new notes”)

71654QAP7 71654XAF4 71654YAF2	US71654QAP72 (Registered) US71654XAF42 (Rule 144A) US71654YAF25 (Reg. S)	U.S. $25,780,000 9 1/4 Global Guaranteed Bonds due 2018 (the “9 1/4% old bonds”)	Up to U.S. $25,780,000 9 1/4% Guaranteed Bonds due 2018 (the “9 1/4% new bonds”)

71654XAC1 71654YAB1	US71654XAC11 (Rule 144A) US71654YAB11 (Reg. S)	U.S. $21,265,000 8.625% Bonds due 2023 (the “8.625% old bonds”)	Up to U.S. $21,265,000 8.625% Guaranteed Bonds due 2023 (the “8.625% new bonds”)

71654QAM4 71654QAK8	US71654QAM42 (Registered) US71654QAK85 (Rule 144A) USP78628AE70 (Reg. S)	U.S. $45,523,000 9.50% Global Guaranteed Bonds due 2027 (the “9.50% old bonds”)	Up to U.S. $45,523,000 9.50% Guaranteed Bonds due 2027 (the “9.50% new bonds”)

71654QAR3 71654XAK3 71654YAK1	US71654QAR39 (Registered) US71654XAK37 (Rule 144A) US71654YAK10 (Reg. S)	U.S. $96,254,000 9.50% Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027 (the “9.50% old POMESSM”)	Up to U.S. $96,254,000 9.50% Guaranteed POMESSM due 2027 (the “9.50% new POMESSM”)

Terms of the Exchange Offers

•	The Pemex Project Funding Master Trust, which we refer to as the issuer, is offering to exchange securities of any of the series listed above, which were issued by Petróleos Mexicanos (which we refer to collectively as the old securities), for the corresponding series of registered securities listed above (which we refer to collectively as the new securities) of the issuer.

•	The exchange offers commence on July •, 2005 and expire at 5:00 p.m., New York City time, on August •, 2005, unless we extend them.

•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•	All old securities that are validly tendered and not validly withdrawn will be exchanged.

•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•	Each series of new securities will have the same principal amount, interest rate, redemption terms and payment and maturity dates as the corresponding series of old securities, and will accrue interest from the last date on which interest on the corresponding series of old securities was paid. However, there are important differences between the new securities and the old securities, including, without limitation, the factors listed in the column to the right.

•	Holders participating in the exchange offers will be required to pay an exchange fee of U.S. $5.00 for each U.S. $1,000 principal amount of old securities they tender in the exchange, which we will use to pay our expenses in conducting the exchange. We will not receive any other proceeds from the exchange offers.

•	The new securities will be issued by the issuer, while the old securities were issued by Petróleos Mexicanos. The payment of principal of and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos, which we refer to as the guarantor. Three of the four subsidiary entities of Petróleos Mexicanos will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the subsidiary guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of an issue of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

•	The new securities will be registered under the Securities Act of 1933, as amended, which we refer to as the Securities Act, and will not have the transfer restrictions and registration rights relating to certain of the old securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted. See “Jurisdictional Restrictions.”

Investing in the securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 18.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

July •, 2005

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

In order for holders to determine whether they hold old securities, CUSIP and ISIN numbers for each series of old securities are included in the table on the cover page. The ISIN numbers for each series refer, respectively, to the securities of such series that are registered under the Securities Act (if any), eligible for resale pursuant to Rule 144A under the Securities Act or originally offered and sold pursuant to Regulation S under the Securities Act.

We have applied, through our listing agent, to list the new securities on the Luxembourg Stock Exchange. All of the old securities except the 8.625% old bonds are currently listed on the Luxembourg Stock Exchange; the 8.625% old bonds were not and are not currently listed on the Luxembourg Stock Exchange.

Petróleos Mexicanos, as guarantor, has filed an application to register the new securities with the Sección Especial (the Special Section) of the Registro Nacional de Valores (the National Registry of Securities, or the “Registry”) maintained by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the “CNBV”) of the United Mexican States (“Mexico”), which is a requirement under the Ley de Mercado de Valores (the Securities Market Law) in connection with an offering outside of Mexico by a Mexican issuer. Registration of the new securities with the Special Section of the Registry does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this prospectus. Furthermore, the information included in this prospectus is the sole responsibility of the issuer, the guarantor and the subsidiary guarantors (and not our managing trustee) and has not been reviewed or authorized by the CNBV of Mexico. The new securities have not been registered with the Sección de Valores (the Securities Section) of the Registry and, consequently, may not be publicly offered or sold in Mexico. Any Mexican investor who acquires the new securities from time to time must rely on its own examination of the issuer, the guarantor and the subsidiary guarantors.

AVAILABLE INFORMATION

Separate financial statements of the Pemex Project Funding Master Trust have not been included in this prospectus. Petróleos Mexicanos does not believe that these financial statements would be material to you because (1) Petróleos Mexicanos, an SEC reporting company, is the sole beneficiary of the issuer, (2) the issuer has no independent operations, and (3) Petróleos Mexicanos has fully and unconditionally guaranteed the issuer’s obligations under the securities.

In its filings under the Securities Exchange Act of 1934, as amended, a footnote to Petróleos Mexicanos’ annual financial statements states that the issuer is consolidated with Petróleos Mexicanos, and that the guarantee, when taken together with the indenture, the trust agreement of the issuer and Petróleos Mexicanos’ obligations to pay all fees and expenses of the issuer, constitutes a full and unconditional guarantee by Petróleos Mexicanos of the issuer’s obligations under the securities.

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, Kredietbank S.A. Luxembourgeoise.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2004, which we refer to as the “Form 20-F,”and

•	all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the exchange offers.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia de Financiamientos (Dirección Jurídica), Avenida Marina Nacional No. 329, Colonia Huasteca, México D.F. 11311, telephone (52-55) 1944-2500, or by contacting our managing trustee or our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus and the letter of transmittal in electronic form through the facilities of The Depository Trust Company. You may obtain paper copies of the prospectus and the letter of transmittal by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By submitting a letter of transmittal and participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars”, “U.S. $”, “dollars” or “$” are to the lawful currency of the United States of America. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts have been translated from pesos at an exchange rate of Ps. 11.2648 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on December 31, 2004.

On July 26, 2005, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank of New York was Ps. 10.6960 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of PEMEX as of December 31, 2003 and 2004 and for each of the three years in the period ended December 31, 2004 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2004 financial statements. These consolidated financial statements were prepared in accordance with accounting principles generally accepted in Mexico, or “Mexican GAAP,” and are presented in constant pesos with purchasing power at December 31, 2004. The 2004 financial statements were reconciled to United States generally accepted accounting principles, or “U.S. GAAP.” Mexican GAAP differs in certain significant respects from U.S. GAAP; the differences that are material to the 2004 financial statements are described in Note 19 to the 2004 financial statements.

We also include summary consolidated interim financial information at March 31, 2005 and for the three months ended March 31, 2004 and 2005, which is not audited and was prepared in accordance with Mexican GAAP. The unaudited consolidated interim financial information presented in this prospectus is stated in constant pesos with purchasing power at March 31, 2005. As a result of Mexican inflation during the first three months of 2005, the purchasing power of one peso at December 31, 2004 is equivalent to the purchasing power of Ps. 1.00789 at March 31, 2005. Accordingly, the consolidated interim financial information presented below for the three months ended March 31, 2005 is not directly comparable to the information presented in the 2004 financial statements because they are stated in constant pesos as of different dates.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

The issuer, Pemex Project Funding Master Trust, is a Delaware statutory trust established by Petróleos Mexicanos pursuant to the terms of a trust agreement dated as of November 10, 1998 among The Bank of New York, as managing trustee, The Bank of New York (Delaware), as Delaware Trustee and Petróleos Mexicanos, as sole beneficiary, as amended. The issuer is a financing vehicle for the long-term productive infrastructure projects of Petróleos Mexicanos, which we refer to as PIDIREGAS. The Delaware office of the issuer is The Bank of New York (Delaware), White Clay Center, Newark, DE 19711; the office of the managing trustee of the issuer is The Bank of New York, Corporate Trust, Global Structured Finance Unit, 101 Barclay Street, Floor 21 West, New York, NY 10286.

PEMEX

Petróleos Mexicanos is a decentralized public entity of the federal government of the United Mexican States (“Mexico”). The Mexican Congress established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies, including Pemex Project Funding Master Trust, are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and the consolidated subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

In November 2004 Pemex Project Funding Master Trust commenced an exchange offer for the old securities of Petróleos Mexicanos that concluded in December 2004 in a transaction that was exempt from the registration requirements of the Securities Act; we refer to this exchange offer as the 2004 exchange offer. Since the conclusion of the 2004 exchange offer, Pemex Project Funding Master Trust has delivered to Petróleos Mexicanos from time to time all of the old securities acquired pursuant to the 2004 exchange offer in exchange for cash payments, a portion of which will be made over time, equal to the market value of the relevant old securities at the time of such delivery. Petróleos Mexicanos has cancelled all of the old securities that Pemex Project Funding Master Trust delivered to it. Pemex Project Funding Master Trust is now offering to exchange the old securities that remain outstanding for its corresponding series of new securities. As described below under “—Consolidation,” in a separate exchange offer Pemex Project Funding Master Trust is concurrently offering to exchange the securities that it issued pursuant to the 2004 exchange offer for new securities that will be registered under the Securities Act.

On June 20, 1997, Petróleos Mexicanos issued U.S. $250,000,000 of its 9.00% Guaranteed Notes due 2007. On December 30, 2004, Pemex Project Funding Master Trust issued $158,353,000 of its 9.00% Guaranteed Notes due 2007 pursuant to the 2004 exchange offer. We refer to the U.S. $91,647,000 of 9.00% Guaranteed Notes due 2007 that were issued by Petróleos Mexicanos in June 1997 and were not exchanged in the 2004 exchange offer as the “9.00% old notes.”

On September 10, 1997, Petróleos Mexicanos issued U.S. $600,000,000 of its 8.85% Global Guaranteed Notes due 2007, U.S. $535,933,000 of which were exchanged for new notes registered under the Securities Act in November 1997 pursuant to an exchange offer Petróleos Mexicanos commenced in October 1997 and U.S. $45,479,000 of which were exchanged for new notes registered under the Securities Act pursuant to an exchange offer Petróleos Mexicanos commenced in September 1998. On December 30, 2004, Pemex Project Funding Master Trust issued $399,619,000 of its 8.85% Guaranteed Notes due 2007 pursuant to the 2004 exchange offer. We refer to the U.S. $200,381,000 of 8.85% Global Guaranteed Notes that were previously issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “8.85% old notes.”

On December 2, 1998, Petróleos Mexicanos issued U.S. $600,000,000 of its 9 3/8% Notes due 2008, U.S. $531,567,000 of which were exchanged for new notes registered under the Securities Act in October 1999 pursuant to an exchange offer Petróleos Mexicanos commenced earlier that month. On December 2, 2001, U.S. $1,760,000 of these notes was repaid early at the option of the holders in accordance with the terms of the notes. On December 30, 2004, Pemex Project Funding Master Trust issued $439,011,000 of its 9 3/8% Guaranteed Notes due 2008 pursuant to the 2004 exchange offer. We refer to the U.S. $159,220,000 of 9 3/8% Notes due 2008 that were previously issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “9 3/8% old notes.”

On April 1, 1998, Petróleos Mexicanos issued U.S. $350,000,000 of its 9 1/4% Global Guaranteed Bonds due 2018, U.S. $347,710,000 of which were exchanged for new notes registered under the Securities Act pursuant to an exchange offer Petróleos Mexicanos commenced in August 1998 and subsequent transactions. On December 30, 2004, Pemex Project Funding Master Trust issued $324,220,000 of our 9 1/4% Guaranteed Bonds due 2018 pursuant to the 2004 exchange offer. We refer to the U.S. $25,780,000 of 9 1/4% Global Guaranteed Bonds that were previously issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “9 1/4% old notes.”

On December 1, 1993, Petróleos Mexicanos issued U.S. $250,000,000 of its 8.625% Bonds due 2023. On December 30, 2004, Pemex Project Funding Master Trust issued $228,735,000 of its 8.625% Guaranteed Bonds due 2023 pursuant to the 2004 exchange offer. We refer to the U.S. $21,265,000 of 8.625% Bonds that were previously issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “8.625% old notes.”

On September 10, 1997, Petróleos Mexicanos issued U.S. $400,000,000 of its 9.50% Global Guaranteed Notes due 2027, U.S. $378,267,000 of which were exchanged for new notes registered under the Securities Act in November 1997 pursuant to an exchange offer Petróleos Mexicanos commenced in October 1997 and U.S. $20,235,000 of which were exchanged for new notes registered under the Securities Act pursuant to an exchange offer Petróleos Mexicanos commenced in September 1998 and a subsequent transaction. On December 30, 2004, Pemex Project Funding Master Trust issued $354,477,000 of its 9.50% Guaranteed Notes due 2027 pursuant to the 2004 exchange offer. We refer to the U.S. $45,523,000 of 9.50% Global Guaranteed Bonds that were previously issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “9.50% old bonds.”

On May 12, 1999, Petróleos Mexicanos issued U.S. $500,000,000 of 9.50% POMESSM due 2027, U.S. $472,809,000 of which were exchanged for new registered notes pursuant to an exchange offer Petróleos Mexicanos commenced earlier that month. On December 30, 2004, Pemex Project Funding Master Trust issued $403,746,000 of its 9.50% POMESSM due 2027 pursuant to the 2004 exchange offer. We refer to the U.S. $96,254,000 of 9.50% POMESSM of 2027 that were issued by Petróleos Mexicanos and were not exchanged in the 2004 exchange offer as the “9.50% old POMESSM.”

We are offering new, registered securities in exchange for the old securities that were issued by Petróleos Mexicanos and which were not exchanged in the 2004 exchange offer.

The new securities will be issued by the issuer, while the old securities were issued by Petróleos Mexicanos. The payment of principal of and interest on the new securities will be unconditionally guaranteed by three of the subsidiary entities of Petróleos Mexicanos and will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms. Holders participating in the exchange offers will be required to pay an exchange fee of U.S. $5.00 for each U.S. $1,000 principal amount of old securities they tender in the exchange, which we will use to pay our expenses in conducting the exchange.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The 8.85% old notes, the 9 3/8% old notes, the 9 1/4% old bonds, the 9.50% old bonds and the 9.50% old POMESSM may be tendered only in a principal amount of U.S. $1,000 and integral multiples thereof. The 9.00% old notes may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. The 8.625% old bonds may be tendered only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
9.00% new notes due 2007	9.00% old notes due 2007
8.85% new notes due 2007	8.85% old notes due 2007
9 3/8% new notes due 2008	9 3/8% old notes due 2008
9 1/4% new bonds due 2018	9 1/4% old bonds due 2018
8.625% new bonds due 2023	8.625% old bonds due 2023
9.50% new bonds due 2027	9.50% old bonds due 2027
9.50% new POMESSM due 2027	9.50% old POMESSM due 2027

The outstanding principal amount of each series of old securities is indicated on the cover of this prospectus.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act, or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on August •, 2005, unless we decide to extend the expiration date.

Interest on the New Securities

The 9.00% new notes will accrue interest at 9.00% per year, accruing from June 1, 2005, the last date on which we paid interest on the 9.00% old notes you exchange. We will pay interest on the 9.00% new notes on June 1 and December 1 of each year.

The 8.85% new notes will accrue interest at 8.85% per year, accruing from March 15, 2005, the last date on which we paid interest on the 8.85% old notes you exchange. We will pay interest on the 8.85% new notes on March 15 and September 15 of each year.

The 9 3/8% new notes will accrue interest at 9 3/8% per year, accruing from June 2, 2005, the last date on which we paid interest on the 9 3/8% old notes you exchange. We will pay interest on the 9 3/8% new notes on June 2 and December 2 of each year.

The 9 1/4% new bonds will accrue interest at 9 1/4% per year, accruing from March 30, 2005, the last date on which we paid interest on the 9 1/4% old bonds you exchange. We will pay interest on the 9 1/4% new bonds on March 30 and September 30 of each year.

The 8.625% new bonds will accrue interest at 8.625% per year, accruing from June 1, 2005, the last date on which we paid interest on the 8.625% old bonds you exchange. We will pay interest on the 8.625% new bonds on June 1 and December 1 of each year.

The 9.50% new bonds will accrue interest at 9.50% per year, accruing from March 15, 2005, the last date on which we paid interest on the 9.50% old bonds you exchange. We will pay interest on the 9.50% new bonds on March 15 and September 15 of each year.

The 9.50% new POMESSM will accrue interest at 9.50% per year, accruing from March 15, 2005, the last date on which we paid interest on the 9.50% old POMESSM you exchange. We will pay interest on the 9.50% new POMESSM on March 15 and September 15 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing the securities. We have not made any of the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must:

•	complete, sign and date the letter of transmittal,

•	deliver electronically the letter of transmittal together with the old securities through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) system, and

•	pay the exchange fee of U.S. $5.00 per U.S. $1,000 principal amount of old securities tendered, by wire transfer to the exchange agent’s account at DTC.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities:

•	submit a completed, signed and dated letter of transmittal,

•	deliver computerized instructions to that DTC participant so that it may follow the procedures described above before the expiration date, and

•	arrange for the DTC participant who holds your securities to pay the exchange fee on your behalf.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities as promptly as practicable after the expiration date.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of this exchange as they apply to your individual circumstances.

Fees and Expenses

Holders participating in the exchange offers will be required to pay an exchange fee of U.S. $5.00 for each U.S. $1,000 principal amount of old securities that they tender. We will use the exchange fee to reimburse us for the expenses related to consummating the exchange.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. Deutsche Bank Luxembourg S.A. is serving as the exchange agent in Luxembourg. The exchange agents’ addresses, telephone numbers and facsimile numbers are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Pemex Project Funding Master Trust.

Guarantors

Petróleos Mexicanos will unconditionally guarantee the payment of principal and interest on the new securities. We call this the guarantee.

Each of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will, jointly and severally, guarantee Petróleos Mexicanos’ payment obligations under its guaranty of the new securities. We call these the subsidiary guaranties.

New Securities Offered

•	U.S. $91,647,000 aggregate principal amount of 9.00% new notes due 2007,

•	U.S. $200,381,000 aggregate principal amount of 8.85% new notes due 2007,

•	U.S. $159,229,000 aggregate principal amount of 9 3/8% new notes due 2008,

•	U.S. $25,780,000 aggregate principal amount of 9 1/4% new bonds due 2018,

•	U.S. $21,265,000 aggregate principal amount of 8.625% new bonds due 2023,

•	U.S. $45,523,000 aggregate principal amount of 9.50% new bonds due 2027, and

•	U.S. $96,254,000 aggregate principal amount of 9.50% new POMESSM due 2027.

Each series of new securities will have the same principal amount, interest rate, redemption terms and payment and maturity dates as the corresponding series of old securities, and will accrue interest from the last date on which interest on the corresponding series of old securities was paid. However, there are important differences between the new securities and the old securities, including, without limitation, the following:

•	The new securities will be issued by the issuer, while the old securities were issued by the guarantor. The payment of principal of and interest on the new securities will be unconditionally guaranteed by the guarantor. The guarantor’s payment obligations under its guaranty will be unconditionally guaranteed jointly and severally by the subsidiary guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to the old securities and certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, which are commonly referred to as “collective action clauses” and are described under “Description of the New Securities—Modification and Amendment,” in certain circumstances, the issuer and the guarantor may amend the payment provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of the outstanding securities of that series.

•	Certain of the old securities were not registered under the Securities Act. The new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer.

Maturity Dates

•	9.00% new notes mature on June 1, 2007;

•	8.85% new notes mature on September 15, 2007;

•	9 3/8% new notes mature on December 2, 2008;

•	9 1/4% new bonds mature on March 30, 2018;

•	8.625% new bonds mature on December 1, 2023;

•	9.50% new bonds mature on September 15, 2027; and

•	9.50% new POMESSM mature on September 15, 2027, subject to the holders’ right of early repayment on March 15, 2006 and to the mandatory exchange on March 15, 2006 of those 9.50% new POMESSM that are not repaid on that date, as described under “Description of the New Securities—Early Repayment or Mandatory Exchange of 9.50% New POMESSM,”

Interest Payment Dates

•	for the 9.00% new notes, June 1 and December 1 of each year,

•	for the 8.85% new notes, March 15 and September 15 of each year,

•	for the 9 3/8% new notes, June 2 and December 2 of each year,

•	for the 9 1/4% new bonds, March 30 and September 30 of each year,

•	for the 8.625% new bonds, June 1 and December 1 of each year,

•	for the 9.50% new bonds, March 15 and September 15 of each year, and

•	for the 9.50% new POMESSM, March 15 and September 15 of each year.

Consolidation with Other Securities

Pursuant to the registration rights agreement that we entered into in connection with the 2004 exchange offer, we are concurrently with the exchange offers referred to herein, making offers to exchange the securities issued by Pemex Project Financing Master Trust in December 2004 for new securities registered with the SEC. Each series of the new securities described in this prospectus will be consolidated to form a single series with, and will be fully fungible with, the corresponding series of registered securities that we will be issuing in the concurrent exchange offers.

Further Issues

We may, without your consent, increase the size of the issue of any of the series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or Petróleos Mexicanos is obligated to pay additional amounts on interest payments on any of the series of the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be direct, unsecured and unsubordinated public external indebtedness of the issuer, and

•	will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated public external indebtedness of the issuer.

The guaranties of the new securities by Petróleos Mexicanos and the subsidiary guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors, respectively, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors.

Petróleos Mexicanos and the subsidiary guarantors are party to certain financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer, Petróleos Mexicanos or the subsidiary guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of Petróleos Mexicanos or the subsidiary guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of December 30, 2004, among the issuer, Petróleos Mexicanos and the trustee.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing

We will apply to list the new securities on the Luxembourg Stock Exchange.

However, there can be no assurance that such a listing can be maintained in light of new legislation in the European Union. On December 31, 2004, the European Commission published a directive (which we refer to as the Transparency Directive) on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive (and/or any other European or national legislation) is fully implemented in Luxembourg or any other European member state in which new securities are listed, the issuer and/or the guarantor may be required to prepare financial statements in accordance with International Financial Reporting Standards or accounting principles other than Mexican GAAP. Such an obligation may be impracticable or unduly burdensome, and accordingly, the issuer and the guarantor may decide to delist the new securities and/or seek an alternative listing for such new securities on another stock exchange, although there can be no assurance that such alternative listing will be obtained.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities, other than the exchange fee. We will use the exchange fee to pay the expenses of conducting the exchange offers. The issuer intends to deliver to Petróleos Mexicanos from time to time the old securities acquired by it in the exchange offers in exchange for cash payments, a portion of which will be made over time, equal to the market value of the relevant old securities at the time of such delivery. Petróleos Mexicanos will cancel those old securities that are delivered to it by the issuer. Accordingly, the exchange offers will not result in any increase in PEMEX’s consolidated indebtedness. The net proceeds that the issuer receives from Petróleos Mexicanos from transferring the old securities will be used to finance investments in certain PIDIREGAS.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

Phone: (52-55) 1944-2500.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

The issuer cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes.

In addition to these risks, there are additional risk factors related to the operations of PEMEX, the Mexican Government’s ownership and control of PEMEX and Mexico generally. These risks are described beginning on page 18.

Ratings

The old securities are currently rated Baa1 by Moody’s Investor Service, BBB by Standard & Poor’s Rating Services, a division of McGraw Hill Companies Inc., and BBB-by Fitch Inc. We expect that the new securities will have the same rating as the old securities.

SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the 2004 financial statements include in Item 18 to the Form 20-F. The selected financial data set forth below as of the five years ended December 31, 2004 have been derived from our consolidated financial statements for the years ended December 31, 2000 and 2001, which are not included herein, and the consolidated financial statements of PEMEX for the years ended December 31, 2002, 2003 and 2004, which were audited by PricewaterhouseCoopers, S.C.

The 2004 financial statements were prepared in accordance with Mexican GAAP. Beginning January 1, 2003, we recognize the effects of inflation in accordance with NIF-06 BIS “A” Section C, which requires the adoption of Bulletin B-10, “Recognition of the Effects of Inflation on Financial Information,” under Mexican GAAP (which we refer to as Bulletin B-10). As a result of the adoption of Bulletin B-10, we have restated our consolidated financial statements for the years ended December 31, 2001, 2002 and 2003, in order to present our results for each of these years on the same basis as the results for the year ended December 31, 2004 with respect to the recognition of the effects of inflation. Consequently, the amounts shown in the 2004 financial statements are expressed in thousands of constant Mexican pesos as of December 31, 2004. The December 31, 2004 restatement factors applied to the financial statements at December 31, 2001, 2002 and 2003 were 15.6%, 9.4% and 5.2%, respectively, which correspond to inflation from January 1, 2002, 2003 and 2004 through December 31, 2004, respectively, based on the Mexican national consumer price index, or “NCPI.”

Our consolidated financial statements for the year ended December 31, 2000 previously recognized inflation in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS “A,” section A. The most significant differences between the recognition of inflation in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS “A,” section A, and the guidelines established in Bulletin B-10 relate to the recognition in the income statement of the comprehensive financing cost (including the determination of gains or losses in monetary position and treatment for foreign exchange gains or losses), the restatement of the equity accounts and the presentation of the financial statements for all periods in constant pesos as of the date of the latest financial statement. See Note 2 (b) to the 2004 financial statements for a summary of the effects of adoption of Bulletin B-10 and Notes 2 (h), 2 (m), 2 (n), 2 (o) and 2(p) to the 2004 financial statements for a discussion of the inflation accounting rules applied as a result of the adoption of Bulletin B-10.

We have not restated our consolidated financial statements for the year ended December 31, 2000 to present our results for this year on the same basis as the results for the four years ended December 31, 2004 with respect to the full application of Bulletin B-10, because such a restatement would have involved unreasonable effort and expense. However, we have presented certain selected financial data set forth below for the year ended December 31, 2000 which are available on a comparable basis with the data presented for subsequent years, and have restated such information to constant pesos as of December 31, 2004 by applying the change in inflation, 20.7%, as measured by the change in the NCPI, from January 1, 2001 through December 31, 2004. We believe that restating this historical information in accordance with the inflationary change measured by the NCPI provides meaningful information with regard to trends for the data included below for those years. However, the restatement into constant pesos as of December 31, 2004 of certain other items below for the year ended December 31, 2000 would result in information that is materially different from that which would result from the preparation of restated financial statements in accordance with Bulletin B-10. As a result, we believe that this information would not be comparable to the information presented for the four years ended December 31, 2004, and would thus not provide meaningful information with regard to trends relating to our results. Accordingly, we have omitted the selected financial data relating to these items for the year ended December 31, 2000.

Mexican GAAP differs in certain significant respects from U.S. GAAP. The principal differences between our net income and equity under U.S. and Mexican GAAP are described in Note 19 to the 2004 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.

Selected Financial Data of PEMEX

	Year Ended December 31,(1)(2)
	2000		2001	2002	2003	2004	2004(5)
	(in millions of constant pesos as of December 31, 2004)(3)		(in millions of constant pesos as of December 31, 2004)(4)				(in millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(6)	Ps. 565,198		Ps. 526,177	Ps. 541,574	Ps. 657,893	Ps. 773,587	$68,673
Total revenues(6)	577,774		527,965	541,480	661,008	784,741	69,663
Total revenues net of the IEPS tax	493,820		415,484	412,687	562,049	730,037	64,807
Operating income	—	(7)	281,682	311,070	386,647	455,201	40,409
Comprehensive financing cost	—	(7)	2,578	6,563	32,338	7,048	626
Income (loss) for the period	—	(7)	(31,974)	(25,850)	(42,754)	(25,496)	(2,263)
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents	33,587		16,696	47,989	77,143	84,872	7,534
Total assets	—	(7)	641,835	807,571	889,359	947,527	84,114
Long-term debt	125,974		142,396	208,956	319,373	394,549	35,025
Total long-term liabilities	—	(7)	418,584	573,812	697,094	773,702	68,683
Equity	—	(7)	140,048	109,300	48,241	33,343	2,960
Amounts in accordance with U.S. GAAP:
Total revenues net of IEPS tax(8)	512,189		414,948	412,687	562,049	725,720	64,424
Operating income net of IEPS tax(8)	—	(7)	168,904	176,218	259,673	404,717	35,928
Comprehensive financing (cost) income			837	(8,889)	(28,204)	2,083	186
Loss for the period	—	(7)	(24,556)	(34,362)	(69,751)	(13,011)	(1,155)
Total assets	—	(7)	665,111	800,248	857,802	913,005	81,049
Equity (deficit)	—	(7)	66,729	18,020	(46,726)	(48,856)	(4,337)
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization	—	(7)	33,619	35,570	42,649	41,900	3,720
Investments in fixed assets at cost(9)	92,012		59,737	99,900	71,387	75,062	6,663
Ratio of earnings to fixed charges:
Mexican GAAP(10)	—	(7)	—	—	—	—	—
U.S. GAAP(10)	—	(7)	—	—	—	—	—

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust). For Mexican GAAP and U.S. GAAP purposes, beginning with the year ended December 31, 2003, we include the financial position and results of Fideicomiso F/163 and RepCon Lux S.A. For U.S. GAAP purposes, beginning with the year ended December 31, 2001, we include the financial position and results of Pemex Finance, Ltd.
(2)	Mexican GAAP differs from U.S. GAAP. For the most significant differences between U.S. GAAP and Mexican GAAP affecting our consolidated financial statements, see Note 19 to the 2004 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.
(3)	As described above, the financial data included herein for the year ended December 31, 2000 have been translated into constant pesos as of December 31, 2004, but were not restated to recognize the effects of inflation in accordance with Bulletin B-10 because we were unable to do so without unreasonable effort and expense.
(4)	Our consolidated financial statements for each of the four years ended December 31, 2004 were prepared in accordance with Mexican GAAP, including the recognition of the effects of inflation in accordance with Bulletin B-10.
(5)	Translations into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 11.2648 = U.S. $1.00 at December 31, 2004. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(6)	Includes the Special Tax on Production and Services (the “IEPS tax”) as part of the sales price of the products sold.
(7)	As described above, this data is omitted for the year ended December 31, 2000 because we were unable to restate our financial statements for that year to recognize the effects of inflation in accordance with Bulletin B-10 without unreasonable effort or expense, and, if presented in accordance with Financial Reporting Standard NIF-06 BIS “A,” section A (even if restated into constant pesos as of December 31, 2004), this data would not be comparable to the financial data presented for the four years ended December 31, 2004.

(8)	Figures are net of the IEPS tax.
(9)	Includes investments in fixed assets and capitalized interest. For 2003, it excludes certain expenditures charged to the oil field exploration and depletion reserve. See Note 2(e) to the 2004 financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” to the Form 20-F.
(10)	Under U.S. GAAP, earnings for the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 30,567 million, Ps. 40,674 million, Ps. 78,119 million and Ps. 18,239 million, respectively. Under Mexican GAAP, earnings for the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 36,443 million, Ps. 31,654 million, Ps. 50,397 million and Ps. 29,836 million, respectively.

Source: PEMEX’s financial statements.

Selected Financial Data of PEMEX (continued)

	Three Months Ended March 31,(1)(2)(3)
	2004		2005		2005(4)
	(in millions of constant pesos as of March 31, 2005)				(in millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(5)	Ps.	172,079	Ps.	195,708	$17,508
Total revenues(5)		174,397		199,616	17,857
Total revenues net of the IEPS tax		153,706		188,075	16,825
Operating income		105,631		120,006	10,736
Comprehensive financing cost		3,839		3,451	309
Loss for the period		(11,589)		5,138	460
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents		85,740		112,752	10,087
Total assets		919,863		1,005,729	89,972
Long-term debt		344,445		447,809	40,061
Total long-term liabilities		742,636		834,966	74,695
Equity		37,890		38,470	3,441
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization		22,105		24,701	2,210

(1)	Unaudited.
(2)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust).
(3)	The consolidated interim financial data were prepared in accordance with Mexican GAAP, including the recognition of the effect of inflation in accordance with Bulletin B-10.
(4)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 11.1783 = U.S. $1.00 at March 31, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(5)	Includes the IEPS tax as part of the sales price of the products sold.

Source: PEMEX’s interim financial statements.

RISK FACTORS

Risk Factors Related to the Operations of PEMEX

Crude oil prices are volatile, and low oil prices negatively affect PEMEX’s income

International crude oil prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil industry and with other industries in supplying clients with competing commodities, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations, political and other events in major oil producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries.

When international crude oil and natural gas prices are low, we earn less export sales revenue, and, therefore, earn less income because our costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, we earn more export sales revenue and our income increases. As a result, future fluctuations in international crude oil and natural gas prices will directly affect our results of operations and financial condition.

PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation).

More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. The occurrence of any of these events could result in personal injuries, loss of life, equipment damage, and environmental damage and the resulting clean-up and repair expenses.

Although we have purchased insurance policies covering some of these risks, these policies may not cover all liabilities, and insurance may not be available for all risks. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

PEMEX’s substantial amount of debt could adversely affect its financial health and results of operations

We have a substantial amount of debt. At March 31, 2005, our total indebtedness, excluding accrued interest, was approximately U.S. $42.2 billion, which is an 8.2% increase over our total indebtedness, excluding accrued interest, of U.S. $39.0 billion at December 31, 2004. Our level of debt may not decrease in the near or medium term and may have an adverse effect on our financial condition and results of operations.

To service our debt, we rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. Certain rating agencies have expressed concern regarding both the total amount of debt and our increase in indebtedness over the last several years. Any lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. We rely primarily on debt to finance our investments in capital expenditures. If we are unable to obtain financing on terms that are favorable, this may hamper our ability to obtain further financing, and, as a result, we may not be able to make the capital expenditures needed to maintain our current production levels and increase Mexico’s hydrocarbon reserves. See “—PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments” below and “—Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2004 Financing Activities” in the Form 20-F.

PEMEX’s compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations. Numerous Mexican Government agencies and departments issue rules and regulations which are often difficult and costly to comply with and which carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F.

PEMEX publishes less financial information than U.S. companies are required to file with the SEC

We prepare our financial statements according to Mexican GAAP, which differs in certain significant respects from U.S. GAAP. See “Item 3—Key Information—Selected Financial Data” in the Form 20-F and Note 19 to the 2004 financial statements. In addition, we generally prepare U.S. GAAP information on a yearly basis only. As a result, there may be less or different publicly available information about us than there is about U.S. issuers.

Risk Factors Related to the Relationship between PEMEX and the Mexican Government

The Mexican Government controls PEMEX; it could limit PEMEX’s ability to satisfy its external debt obligations, and the Mexican Government could privatize PEMEX

Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls us, as well as our annual budget, which is approved by the Mexican Congress. The Mexican Government has the power to intervene directly or indirectly in our commercial affairs. Such an intervention could adversely affect our ability to make payments under any securities issued or guaranteed by us, including the new securities.

The Mexican Government’s agreements with international creditors may affect our external debt obligations, including the guarantee and the subsidiary guaranties. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government would have the power, if federal law and the Constitución Política de los Estados Unidos Mexicanos (the Political Constitution of the United Mexican States) were amended, to privatize or transfer all or a portion of Petróleos Mexicanos and the subsidiary entities or its assets. A privatization could adversely affect production, cause a disruption in our workforce and our operations, and cause us to default on certain obligations, including the new securities.

Petróleos Mexicanos and the subsidiary entities pay special taxes, duties and dividends to the Mexican Government

The Mexican Government taxes Petróleos Mexicanos and the subsidiary entities heavily. In 2004, approximately 65.6% of the sales revenues of Petróleos Mexicanos and the subsidiary entities were used to pay taxes to the Mexican Government. The Mexican Congress determines the rates of taxes and duties applicable to Petróleos Mexicanos and the subsidiary entities from year to year depending on a variety of factors. For further information, see “Item 4—Information on the Company—Taxes and Duties” and “Item 5—Operating and Financial Review and Prospects—General—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F. In addition, Petróleos Mexicanos is obligated to pay minimum guaranteed dividends to the Mexican Government. For further information on how the minimum guaranteed dividend is determined, see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and the Certificates of Contribution ‘A’” and “Item 8—Financial Information—Dividends” in the Form 20-F and Note 13 to the 2004 financial statements.

The Mexican Government has entered into agreements with other nations to limit production

Although Mexico is not a member of OPEC, in the past it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. We do not control the Mexican Government’s international affairs and the Mexican Government could agree with OPEC or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports could reduce our revenues. For more information, see “Item 5—Operating and Financial Review and Prospects—Export Agreements” in the Form 20-F.

PEMEX does not own the hydrocarbon reserves in Mexico, and information on reserves is based on estimates

The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns the petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Petróleos Mexicanos and the subsidiary entities the exclusive right to exploit Mexico’s hydrocarbon reserves, it does not preclude the Mexican Congress from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect our ability to generate income.

The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserve estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. Therefore, proved reserve estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Pemex-Exploration and Production revises its estimates of Mexico’s hydrocarbon reserves annually, which may result in material revisions to our estimates of Mexico’s hydrocarbon reserves.

PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments

We invest funds to increase the amount of extractable hydrocarbon reserves in Mexico. We also continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. Our ability to make these capital expenditures is limited by the substantial taxes that we pay and cyclical decreases in our revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit our ability to make capital investments. For more information, see “Item 4—Information on the Company—Capital Expenditures and Investments” in the Form 20-F.

PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited

Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. However, the guarantor and the subsidiary guarantors have irrevocably submitted to the jurisdiction of the federal courts (or, if jurisdiction in federal courts is not available, to the jurisdiction of state courts) located in the Borough of Manhattan in The City of New York and, to the extent permitted by law, waived immunity from the jurisdiction of these courts in connection with any action based upon the new securities, the guarantee or the subsidiary guaranties brought by any holder of new securities.

You should know, however, that the guarantor and the subsidiary guarantors have reserved the right to plead immunity under the Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) in actions brought against them under the U.S. federal securities laws or any state securities laws. Unless the guarantor and the subsidiary guarantors waive their immunity against such actions, you could obtain a U.S. court judgment against one of them only if a U.S. court were to determine that they are not entitled to sovereign immunity under the Immunities Act with respect to that action.

In addition, Mexican law does not allow attachment prior to judgment or attachment in aid of execution upon a judgment by Mexican courts upon the assets of the guarantor or any of the subsidiary guarantors. As a result, your ability to enforce judgments against us in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Immunities Act. Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any of our securities, satisfaction of those obligations would be made in pesos, pursuant to the laws of Mexico.

PEMEX’s directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on our directors or officers or those experts within the United States.

Considerations Related to Mexico

Economic conditions and government policies in Mexico may have a material impact on PEMEX’s operations

A deterioration in Mexico’s economic conditions, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain and service foreign debt. In addition, the Mexican Government may cut spending in the future. These cuts could adversely affect our business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may reemerge in the future, and could adversely affect our business and our ability to service our debt, including the new securities.

Changes in exchange rates or in Mexico’s exchange control laws may hamper the ability of PEMEX to service its foreign currency debt

While the Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot assure you that the Mexican Government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent us from paying our foreign currency obligations.

Most of our debt is denominated in U.S. dollars, as is all of the debt of Pemex Finance, Ltd., a Cayman Islands company with limited liability established to issue securities backed by crude oil receivables sold through our subsidiary P.M.I. Comercio Internacional, S.A. de C.V. (which we refer to as PMI, and together with P.M.I. Trading Ltd. and their affiliates, the PMI Group) to provide financing for investments in our long-term productive infrastructure projects, which we refer to as PIDIREGAS. In the future, Pemex Finance, Ltd. and we may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase our interest costs in pesos and result in foreign exchange losses.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX’s operations

The national elections held on July 2, 2000 ended 71 years of rule by the Institutional Revolutionary Party with the election of President Vicente Fox Quesada, a member of the National Action Party, and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Currently, no political party has a majority in either house of the Mexican Congress. This shift in political power has transformed Mexico from a one-party state to a pluralist democracy. There have not been any material adverse repercussions for us resulting from this political change. Presidential and federal congressional elections in Mexico will be held in July 2006.

Risks Related to Non-Participation in the Exchange

If holders of old securities do not participate in the exchange offers, the old securities may continue to be subject to transfer restrictions

Holders of old securities that are not registered under the Securities Act and who do not exchange these unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make these old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities may not be liquid, and market conditions could affect the price at which the new securities trade

Application has been made to list the new securities on the Luxembourg Stock Exchange. However, the issuer cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition, although application has been made to list the new securities described herein on the Luxembourg Stock Exchange, the new securities may not be so listed. Moreover, there can be no assurance that such a listing can be maintained in light of new legislation in the European Union. On December 31, 2004, the European Commission published the Transparency Directive on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive (and/or any other European or national legislation) is fully implemented in Luxembourg or any other European member state in which new securities are listed, the issuer and/or the guarantor may be required to prepare financial statements in accordance with International Financial Reporting Standards or accounting principles other than Mexican GAAP. Such an obligation may be impracticable or unduly burdensome, and accordingly, the issuer and the guarantor may decide to delist the new securities and/or seek an alternative listing for such new securities on another stock exchange, although there can be no assurance that such alternative listing will be obtained.

The new securities will contain provisions that permit the issuer to amend the payment terms of a series of new securities without the consent of all holders

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of the holders. See “Description of New Securities—Modification and Waiver.”

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes

Payments under the new securities are subject to withholding or deduction for Mexican taxes. The new securities currently provide that the issuer or, as the case may be, the guarantor or the relevant subsidiary guarantor, will be required to pay such additional amounts as may be necessary in order to compensate holders of the new securities for any such withholding or deduction, subject to certain conditions. These conditions include, among others, the satisfaction by the holders of certain certification or similar requirements necessary to demonstrate that they are eligible for a reduced rate of Mexican withholding tax. If you are not able or willing to comply with one or more of these requirements or if you otherwise fit into one of the new securities’ exceptions to the obligation of the issuer, the guarantor or the relevant subsidiary guarantor to pay such additional amounts, you may receive an amount which is less than the amount stated to be due and payable on the new securities.

The new securities are the obligations of the issuer, a Delaware statutory trust that acts as a financing vehicle for the guarantor. The issuer and the guarantor believe that payments on the new securities are not currently subject to any such U.S. withholding tax or similar deduction. If such a tax were to be imposed, the new securities do not require the issuer to compensate holders of the new securities for any such withholding or deduction.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. We have based these statements on current plans, estimates and projections and you should therefore not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities. The issuer intends to deliver to Petróleos Mexicanos from time to time the old securities acquired by it in the exchange offers in exchange for cash payments, a portion of which will be made over time, equal to the market value of the relevant old securities at the time of such delivery. Petróleos Mexicanos will cancel those old securities that are delivered to it by the issuer. Accordingly, the exchange offers will not result in any increase in PEMEX’s consolidated indebtedness. The net proceeds that the issuer receives from Petróleos Mexicanos from transferring the old securities will be used to finance investments in certain PIDIREGAS. We estimate that our expenses in connection with the exchange offers will total approximately U.S. $265,000.

RATIO OF EARNINGS TO FIXED CHARGES

PEMEX’s ratio of earnings to fixed charges is calculated as follows:

Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness. Mexican GAAP differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX’s financial statements are described in Note 19 to the 2004 financial statements.

The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for the four-year period ended December 31, 2004, in accordance with Mexican GAAP and U.S. GAAP.

	Year Ended December 31,
	2001	2002	2003	2004
Ratio of earnings to fixed charges:
Mexican GAAP(1)	—	—	—	—
U.S. GAAP(2)	—	—	—	—

(1)	Under Mexican GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 36,443 million for 2001, Ps. 31,654 million for 2002, Ps. 50,397 million for 2003 and Ps. 29,836 million for 2004.
(2)	Under U.S. GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003 and 2004 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 30,567 million for 2001, Ps. 40,674 million for 2002, Ps. 78,119 million for 2003 and Ps. 18,239 million for 2004.

Source: PEMEX’s financial statements.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at December 31, 2004 and March 31, 2005, as calculated in accordance with Mexican GAAP. The figures are not directly comparable because they are stated in constant pesos as of different dates; however, no material difference would result from a restatement of the figures to constant pesos at March 31, 2005, as the inflation for the three-month period was 0.7%.

	At December 31, 2004		At March 31, 2005(1)(2)(3)
	(millions of constant pesos as of December 31, 2004)		(millions of constant pesos or U.S. dollars as of March 31, 2005)
Long-term external debt	Ps.	325,655	Ps.	394,287	$35,273
Long-term domestic debt		68,894		53,522	4,788

Total long-term debt(4)	Ps.	394,549	Ps.	447,809	$40,061

Certificates of Contribution “A” (5)	Ps.	86,909	Ps.	86,920	$7,776
Mexican Government increase in equity of subsidiary entities(6)		32,638		33,208	2,971
Surplus in the restatement of equity		132,342		134,735	12,053
Effect on equity from labor obligations		(6,976)		(7,031)	(629)
Cumulative comprehensive loss(7)		—		(1,616)	(145)
Accumulated losses (prior years)		(186,074)		(212,884)	(19,044)
Net income (loss) for the period(8)		(25,496)		5,138	460

Total equity		33,343		38,470	3,441

Total capitalization	Ps.	427,892	Ps.	486,279	$43,502

Notes: Numbers may not total due to rounding.

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 11.1783 = U.S. $1.00 at March 31, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(3)	As of the date of the filing of this document, there has been no material change in the capitalization of PEMEX since March 31, 2005, except for PEMEX’s undertaking of new financings as disclosed in “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2005 Financing Activities” in the Form 20-F.
(4)	Total long-term debt does not include short-term indebtedness of Ps. 47,065 million at December 31, 2004 and Ps. 23,348 million at March 31, 2005 or short-term indebtedness relating to notes payable to contractors of Ps. 2,077 million at December 31, 2004 and Ps. 2,373 million at March 31, 2005. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2005 Financing Activities” in the Form 20-F and “Recent Developments—Liquidity and Capital Resources—Recent Financing Activities” below. Long-term debt also does not include long-term notes payable to contractors of Ps. 11,285 million and Ps. 11,453 million at December 31, 2004 and March 31, 2005, respectively, and sales of future accounts receivable of Ps. 36,636 million and Ps. 30,908 million at December 31, 2004 and March 31, 2005, respectively.
(5)	Equity instruments held by the Mexican Government.
(6)	In 2004, the equity of the subsidiary entities was increased by Ps. 32,638 million. This increase in equity was derived from amounts that the Mexican Government transferred to Petróleos Mexicanos on various dates during 2004 as reimbursements of the Duty for Exploration, Gas, Refining and Petrochemical Infrastructure paid by PEMEX during the year. See “—Liquidity and Capital Resources—Equity Structure and Certificates of Contribution ‘A’” in the Form 20-F and Note 13 to the 2004 financial statements.
(7)	In 2005, PEMEX adopted Bulletin C-10 “Financial Instruments and Hedging Operations,” which resulted in an initial cumulative comprehensive loss of Ps. 1,616 million.
(8)	The income for March 31, 2005 relates to the income for the three-month period then ended.

Sources: 2004 financial statements. Petróleos Mexicanos for unaudited interim information.

RECENT DEVELOPMENTS

The following discussion of PEMEX’s recent results should be read in conjunction with “Item 5—Operating and Financial Review and Prospects” in the Form 20-F and the 2004 financial statements.

Results of Operations of Petróleos Mexicanos and the Subsidiary Entities – First Three Months of 2005 Compared to First Three Months of 2004

The interim financial information set forth below has been derived from the unaudited condensed consolidated interim financial statements of PEMEX for the three-month periods ended March 31, 2004 and 2005. The consolidated interim financial information set forth below was prepared in accordance with Mexican GAAP, and the information contained herein does not contain all of the information and disclosures normally included in interim financial statements prepared in accordance with Mexican GAAP.

	Three months ended March 31,
	2004(1)		2005(1)(2)
	(millions of constant pesos as of March 31, 2005 or U.S. dollars)
Net sales
Domestic(3)	Ps.	106,197	Ps.	113,497	$10,153
Export		65,882		82,211	7,355

Total		172,079		195,708	17,508
Other revenues (net)		2,318		3,908	350

Total revenues(3)		174,397		199,616	17,858
Costs and operating expenses		66,448		75,702	6,772
Comprehensive financing cost(4)		3,839		3,451	309

Income before taxes and duties		104,110		120,463	10,777
Taxes and duties
Hydrocarbon extraction duties and other		84,456		108,210	9,680
Special Tax on Production and Services (IEPS tax)		20,691		11,541	1,032

Total		105,147		119,751	10,712

Cumulative effect of adoption of new accounting standards(5)		(10,552)		4,426	396

Net (loss) for the period	Ps.	(11,589)	Ps.	5,138	$460

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 11.1783 = U.S. $1.00 at March 31, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.
(3)	Includes the IEPS tax, which is described in “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F, as part of the sales price of products sold.
(4)	Includes exchange rate losses in the amount of Ps. 2,506 million in the first three months of 2004 and exchange rate losses in the amount of Ps. 2,962 million in the first three months of 2005.
(5)	The net loss for the three months ended March 31, 2004 differs from that as previously reported since it includes the full effects from the adoption of new accounting standards related to Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” and amendments to Bulletin D-3, “Labor Obligations,” of Ps. 10.5 billion. In 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which resulted in a gain of Ps. 4.4 billion for the first three months of 2005.

Source: Petróleos Mexicanos.

Sales

During the first three months of 2005, total sales, net of the IEPS tax, were Ps. 184.2 billion, an increase of 21.7% from total sales in the first three months of 2004, net of the IEPS tax, of Ps. 151.4 billion. The increase in total sales resulted primarily from a 19.3% increase in domestic sales, net of the IEPS tax, from the first three months of 2004 (which is described below under “—Domestic Sales”) and a 24.7% increase in export sales from the first three months of 2004 (which is described below under “—Export Sales”).

Domestic Sales

Domestic sales, net of the IEPS tax, increased by 19.3% in the first three months of 2005, from Ps. 85.5 billion in the first three months of 2004 to Ps. 102.0 billion in the first three months of 2005, due to increased unit prices and higher sales volumes. Domestic sales of petroleum products other than natural gas increased by 21.1% in the first three months of 2005, from Ps. 65.3 billion in the first three months of 2004 to Ps. 79.1 billion in the first three months of 2005, primarily due to increases in the average sales prices and volumes of PEMEX’s principal petroleum products. The increase in the sales volumes of gasoline was primarily due to the effectiveness of the actions taken to reduce the illicit market in fuels, which began in March 2004, and an increase in the number of vehicles in Mexico. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) increased by 45.0%, from Ps. 4.0 billion in the first three months of 2004 to Ps. 5.8 billion in the first three months of 2005, due to an increase in the domestic prices of PEMEX’s principal petrochemical products and a change in commercial strategy to take advantage of the higher profit margins of certain products. Sales of natural gas increased by 5.6% in the first three months of 2005, from Ps. 16.2 billion in the first three months of 2004 to Ps. 17.1 billion in the first three months of 2005, due to an increase in the volume of natural gas sold and an increase in natural gas prices.

Export Sales

In the first three months of 2005, total consolidated export sales increased by 24.7% in peso terms, from Ps. 65.9 billion in the first three months of 2004 to Ps. 82.2 billion in the first three months of 2005. Excluding the trading activities of the PMI Group, export sales by the subsidiary entities to the PMI Group and third parties increased by 29.8% in peso terms, from Ps. 55.0 billion in the first three months of 2004 to Ps. 71.4 billion in the first three months of 2005. In dollar terms, excluding the trading activities of the PMI Group, export sales (which are dollar-denominated) increased by 28% in the first three months of 2005, from U.S. $5.0 billion in the first three months of 2004 to U.S. $6.4 billion in the first three months of 2005. This increase was a result of a 27.0% increase in crude oil export prices and higher crude oil sales volumes, which increased the peso value of sales denominated in dollars. The trading and export activities of the PMI Group generated additional marginal revenues of Ps. 8.1 billion in the first three months of 2004, as compared to Ps. 10.7 billion in the first three months of 2005, due to an increase in prices.

Crude oil sales by Pemex-Exploration and Production to PMI for export accounted for 89.9% of export sales (excluding the trading activities of the PMI Group) in the first three months of 2005, as compared to 89.0% in the first three months of 2004. These crude oil sales increased in peso terms by 31.3% in the first three months of 2005, from Ps. 48.7 billion in the first three months of 2004 to Ps. 64.0 billion in the first three months of 2005, and increased in dollar terms by 29.5% in the first three months of 2005, from U.S. $4.4 billion in the first three months of 2004 to U.S. $5.7 billion in the first three months of 2005. The weighted average price per barrel of crude oil that Pemex-Exploration and Production sold to PMI for export in the first three months of 2005 was U.S. $34.25, 27.8% higher than the weighted average price of U.S. $26.81 per barrel in the first three months of 2004.

Export sales of petroleum products by Pemex-Refining and Pemex-Gas and Basic Petrochemicals to the PMI Group and third parties, including natural gas liquids, increased from 6.7% of export sales (excluding the trading activities of the PMI Group) in the first three months of 2004 to 10.0% in the first three months of 2005. In dollar terms, export sales of petroleum products, including natural gas liquids, increased by 20.0%, from U.S. $0.5 billion in the first three months of 2004 to U.S. $0.6 billion in the first three months of 2005. Export sales of petroleum products, including natural gas liquids, increased by 6.9%, from Ps. 5.8 billion in the first three months of 2004 to Ps. 6.2 billion in the first three months of 2005, primarily due to increases in the volume of exports of naphtas.

Petrochemical products accounted for the remainder of export sales in the first three months of 2004 and 2005. Export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 83.3%, from Ps. 0.6 billion in the first three months of 2004 to Ps. 1.1 billion in the first three months of 2005. In dollar terms, export sales of petrochemical products (including certain by-products of the petrochemical process) increased by 102.4% in the first three months of 2005, from U.S. $0.5 million in the first three months of 2004 to U.S. $1.0 million in the first three months of 2005, primarily due to an increase in the volume of ethylene sold.

Other Revenues and Expenses

Other revenues, net, increased by Ps. 1.6 billion, from Ps. 2.3 billion in the first three months of 2004 to Ps. 3.9 billion in the first three months of 2005, primarily due to an increase in the value of PEMEX’s investment in the Deer Park refinery, which is accounted for under the equity method.

Costs and Operating Expenses

Costs of sales, transportation, distribution expenses and administrative expenses increased by 14.0%, from Ps. 66.4 billion in the first three months of 2004 to Ps. 75.7 billion in the first three months of 2005. This increase was due to an increase in product purchases, mainly of gasoline, natural gas and liquefied gas, and an increase in costs associated with the labor reserve for pension obligations and depreciation in fixed assets, which was partially offset by an increase in the value of crude oil and petroleum product inventories (which is accounted for as a decrease in costs of sales).

Comprehensive Financing Cost

Under Mexican GAAP, comprehensive financing cost reflects interest income (including gains and losses on certain derivative instruments), interest expense, foreign exchange gain or loss and the gain or loss attributable to the effects of inflation on monetary liabilities and assets. A substantial portion of PEMEX’s indebtedness (82.3% at March 31, 2005) is denominated in foreign currencies, so a depreciation of the peso results in foreign exchange loss and higher peso-denominated interest expense.

In the first three months of 2005, comprehensive financing cost decreased by Ps. 0.4 billion, or 7.9%, from Ps. 3.8 billion in the first three months of 2004 to Ps. 3.5 billion in the first three months of 2005, primarily as a result of the following:

•	The greater appreciation of the peso against the U.S. dollar in the first three months of 2005 in comparison to the same period of 2004 resulted in a Ps. 5.4 billion decrease in net foreign exchange losses, from a net loss of Ps. 2.4 billion in the first three months of 2004 to a net gain of Ps. 3.0 billion in the first three months of 2005.

•	In the first three months of 2004 and 2005, PEMEX’s average monetary liabilities exceeded its average monetary assets, resulting in a net gain in monetary position. The net gain in monetary position, which amounted to Ps. 2.0 billion in the first three months of 2005, was 45.9% less than the net gain in monetary position in the first three months of 2004 of Ps. 3.7 billion, due to a decrease in the inflation rate (from 1.5% in the first three months of 2004 to 0.7% in the first three months of 2005) despite the increase in net monetary liabilities.

•	Net interest expense increased by 68.0% in the first three months of 2005 due to an increase in total debt, which was only partially offset by lower average interest rates on PEMEX’s liabilities. The increase in net interest expense and the reduction in the gain in monetary position offset in large part the aforementioned decreases in net foreign exchange losses.

Taxes and Duties

Hydrocarbon extraction duties and other duties and taxes (including the IEPS tax) increased by 13.9%, from Ps. 105.1 billion in the first three months of 2004 to Ps. 119.8 billion in the first three months of 2005, largely due to an increase in sales revenues. PEMEX paid Ps. 7.7 billion in excess gains duties in the first three months of 2005, which represents the difference between the actual crude oil prices at which Pemex-Exploration and Production sold to PMI, which averaged U.S. $34.25 per barrel for the Mexican weighted average crude oil mix, and the threshold crude oil price for 2005 of U.S. $27.00 per barrel. PEMEX paid Ps. 4.8 billion in excess gains revenue duties in the first three months of 2004.

Cumulative Effect of Adoption of New Accounting Standard

In 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which resulted in a gain of Ps. 4.4 billion for the first three months of 2005.

In 2004, PEMEX adopted Bulletin C-15, “Impairment of the Value of Long-Lived Assets and their Disposal,” which we refer to as Bulletin C-15, which resulted in a Ps. 2.0 billion charge at January 1, 2004 attributable to the cumulative effect of recognition of the impairment of the carrying value of fixed assets, primarily those of Pemex-Exploration and Production. In 2004, PEMEX also adopted the amendments to Bulletin D-3, “Labor Obligations,” which we refer to as Bulletin D-3, which resulted in the recognition of an initial liability related to prior service costs and a charge to income for 2004 in the amount of Ps. 8.4 billion.

Income/(Loss)

In the first three months of 2005, PEMEX reported a gain of Ps. 5.1 billion on Ps. 188.1 billion in total revenues net of the IEPS tax, as compared with a loss of Ps. 11.6 billion on Ps. 153.7 billion in total revenues net of the IEPS tax in the first three months of 2004. The Ps. 16.7 billion increase in income from the first three months of 2004 to the first three months of 2005 resulted primarily from the adoption of Bulletin C-10 in 2005, the impact from the adoption of Bulletin C-15 and the amendments to Bulletin D-3 in 2004 and the various other factors described above.

Liquidity and Capital Resources

Recent Financing Activities

During the period from June 1 to July 11, 2005, Petróleos Mexicanos and the Pemex Project Funding Master Trust participated in the following financings:

•	Petróleos Mexicanos obtained loans from export credit agencies totaling U.S. $8.2 million;

•	Petróleos Mexicanos issued, under its short-term peso-denominated publicly-traded notes program, a total of Ps. 3.0 billion in nominal terms in the Mexican domestic market;

•	the Pemex Project Funding Master Trust obtained loans from export credit agencies totaling U.S. $142.6 million; and

•	on June, 8 2005, the Pemex Project Funding Master Trust issued U.S. $1,000,000,000 of its 5.75% Notes due 2015, and U.S. $500,000,000 of its 6.625% Notes due 2035; the securities were issued under the Master Trust’s Medium-Term Note program, Series A, and are guaranteed by Petróleos Mexicanos;

In the period from June 1 to July 11, 2005, Petróleos Mexicanos’ net payments on borrowing totaled U.S. $31 million and were allocated as follows:

•	U.S. $17.3 million in respect of direct loans;

•	U.S. $4.2 million in respect of credit line from export credit agencies; and

•	U.S. $9.5 million in respect of restructured debt.

In the period from June 1 to July 11, 2005, Pemex Project Funding Master Trust’s net payments on external borrowing totaled U.S. $250.8 million and were allocated as follows:

•	U.S. $151.2 million in respect of project financing;

•	U.S. $99.6 million in respect of financing from commercial banks.

In the period from June 1 to July 11, 2005, Fideicomiso F/163’s net payments on borrowing totaled U.S. $25.7 million and were in respect of direct loans.

Business Overview

Set forth below is selected summary operating data relating to PEMEX

	Three months ended March 31,
	2004	2005
Operating Highlights
Crude oil (tbpd)	3,382	3,316
Natural gas production (mmcfpd)	4,557	4,640
Refined products(1) (tbpd)	1,592	1,593
Petrochemicals(2) (mtpy)	2,550	2,656

Monthly average crude oil exports (tbpd)
Olmeca	231	222
Isthmus	5	21
Maya(3)	1,577	1,613

Total	1,814	1,856

Value of crude oil exports (value in millions of U.S. dollars)	4,546	5,761

Monthly average PEMEX crude oil export prices per barrel(4)(5)
Olmeca	$33.28	$47.28
Isthmus	30.63	43.06
Maya	25.89	32.66
Weighted average price(6)	$26.83	$34.49

Monthly average West Texas Intermediate crude oil average price per barrel(7)	$35.33	$49.88

Notes: Numbers may not total due to rounding.

tbpd = thousands of barrels per day; mmcfpd = millions of cubic feet per day; mtpy = thousands of tons per year

(1)	Includes natural gas liquids of 222 tbpd and 218 tbpd processed by Pemex-Gas and Basic Petrochemicals in the first three months of 2004 and 2005, respectively.
(2)	Excludes ethane and butane gases.
(3)	Includes 10 and 14 tbpd of Altamira crude oil in the first three months of 2004 and 2005 respectively.
(4)	Subject to adjustment to reflect the percentage of water in each shipment.
(5)	Average price during period indicated.
(6)	On July 13, 2005, the weighted average price of PEMEX’s crude oil export mix was U.S. $46.80 per barrel.
(7)	On July 13, 2005, the West Texas Intermediate crude oil spot price was U.S. $59.90 per barrel.

Sources: March 2004 and March 2005 Indicadores Petroleros and P.M.I. Comercio Internacional, S.A. de C.V.

Directors, Senior Management and Employees

Employees

Petróleos Mexicanos and the Union are negotiating a new collective bargaining agreement that will become effective on August 1, 2005. As in the case of previous labor negotiations, the Union has threatened a labor strike, effective August 1, 2005, if the new collective bargaining agreement is not executed prior to that date. If a prolonged work stoppage were to occur in connection with the negotiation of the new agreement, this could significantly adversely affect our operations since the Union represents approximately 80.9% of the work force of Petróleos Mexicanos and the subsidiary entities. PEMEX expects that the negotiations will end as scheduled but we cannot assure you that this will be the case.

PEMEX PROJECT FUNDING MASTER TRUST

The Pemex Project Funding Master Trust was organized as a statutory trust under Delaware law pursuant to a Trust Agreement dated November 10, 1998, as amended (which we refer to as the Trust Agreement). The Bank of New York acts as managing trustee and The Bank of New York (Delaware) acts as Delaware trustee of the issuer. The Pemex Project Funding Master Trust’s purpose is, as set forth in the Trust Agreement, to administer certain financial resources earmarked for PIDIREGAS, which are described below.

Petróleos Mexicanos is the sole beneficiary of the Pemex Project Funding Master Trust and controls the Pemex Project Funding Master Trust in all of its activities.

PIDIREGAS Projects

Under Mexico’s General Law of Public Debt, a PIDIREGAS must be a long-term productive infrastructure project which is:

•	related to an economic activity identified as a priority by the Mexican Government,

•	expected to generate funds sufficient to repay the financing incurred for the project, and

•	previously approved by the Mexican Government.

Petróleos Mexicanos or a subsidiary guarantor negotiates and enters into turn-key and other contracts for the construction of PIDIREGAS. PEMEX subsequently delegates to the Pemex Project Funding Master Trust the payment obligations under the related project contracts and transfers any funds obtained through related financing transactions. Accordingly, upon receipt by PEMEX of invoices under the project contracts, Petróleos Mexicanos instructs the Pemex Project Funding Master Trust to make payment to the appropriate contractors.

Financings for PIDIREGAS are either entered into by Petróleos Mexicanos and assigned to the Pemex Project Funding Master Trust or arranged by Petróleos Mexicanos and entered into directly by the Pemex Project Funding Master Trust, as is the case with the old securities and the new securities. In either case, funds obtained through these financings are transferred to The Bank of New York as managing trustee, whose decisions are, in turn, dictated by Petróleos Mexicanos. All payments under financings entered into by or assigned to the Pemex Project Funding Master Trust are unconditionally guaranteed by Petróleos Mexicanos. The subsidiary guarantors jointly and severally guarantee Petróleos Mexicanos’ payment obligations under its guaranties of these financings.

The Pemex Project Funding Master Trust has been consolidated with PEMEX and its subsidiary companies in the 2004 financial statements and in the interim financial information set forth under “Recent Developments” in this prospectus.

Assignment and Indemnity Agreement

Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, The Bank of New York and the subsidiary guarantors, Petróleos Mexicanos and the subsidiary guarantors have assumed certain obligations of the Pemex Project Funding Master Trust with respect to the liabilities incurred or assumed by the Pemex Project Funding Master Trust in connection with PIDIREGAS. These obligations include:

•	the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Pemex Project Funding Master Trust to finance PIDIREGAS;

•	the obligation of Petróleos Mexicanos and the particular subsidiary guarantor that is sponsoring a PIDIREGAS to make payments to the issuer as may be necessary for the Pemex Project Funding Master Trust to fulfill its payment obligations in respect of any financing that the issuer has entered into in connection with the PIDIREGAS; and

•	the joint and several obligations of Petróleos Mexicanos and each of the subsidiary guarantors to indemnify the Pemex Project Funding Master Trust with respect to any liability incurred by the Pemex Project Funding Master Trust in connection with PIDIREGAS.

Liquidity and Capital Resources

Petróleos Mexicanos makes decisions to draw-down funds under PIDIREGAS-related financings on the basis of the short-term obligations of the issuer under PIDIREGAS construction contracts. The issuer invests any excess liquidity in short-term investments, including interest-bearing deposits at Banco de México and Mexican commercial banks.

At December 31, 2004, cash and cash equivalents of the issuer totaled U.S. $2.0 billion, its total assets were U.S. $37.9 billion, its long-term indebtedness totaled U.S. $29.1 billion, its short-term indebtedness (including interest payable of U.S. $0.4 billion) totaled U.S. $3.1 billion and its other liabilities totaled U.S. $5.6 billion (including accounts payable to contractors of U.S. $1.1 billion and derivative instruments in a notional amount of U.S. $4.5 billion), of which short-term liabilities totaled U.S. $1.1 billion.

At March 31, 2005, cash and cash equivalents of the issuer totaled U.S. $4.3 billion, its total assets were U.S. $35.1 billion, its long-term indebtedness totaled U.S. $32.4 billion, its short-term indebtedness (including interest payable of U.S. $0.4 billion) totaled U.S. $2.3 billion and its other liabilities totaled U.S. $5.0 billion (including accounts payable to contractors of U.S. $0.2 billion and other comprehensive income of U.S. $0.2 billion), of which short-term liabilities totaled U.S. $0.3 billion.

The assets of the issuer consist primarily of the funds it receives through various PIDIREGAS financings incurred directly or indirectly by the issuer, earnings from the short-term investment of its excess liquidity and its rights to receive payment from Petróleos Mexicanos and the subsidiary guarantors.

Future amortization of the issuer’s outstanding indebtedness of U.S. $34.2 billion at March 31, 2005 is scheduled as follows:

Pemex Project Funding Master Trust

Indebtedness Amortization Schedule

Maturities

2005		2006		2007		2008		2009		Over 5 years
(in millions of U.S. dollars)

U.S. $	1,507.1	U.S. $	2,521.9	U.S. $	2,620.3	U.S. $	3,615.1	U.S. $	3,320.6	U.S. $	20,616.6

THE EXCHANGE OFFERS

Background and Purpose of the Exchange Offers

We are making the exchange offers voluntarily. In November 2004 we commenced and concluded the 2004 exchange offer. Not all holders participated in the 2004 exchange offer. We are now offering to exchange the old securities of Petróleos Mexicanos that remain outstanding for the corresponding series of new securities issued by Pemex Project Funding Master Trust. As described below under “—Consolidation,” in a separate exchange offer, we are concurrently offering to exchange the securities that we issued pursuant to the 2004 exchange offer for new securities that will be registered under the Securities Act.

General Terms of the Exchange Offers

The series of new securities that Pemex Project Funding Master Trust will issue in exchange for old securities will correspond to the series of old securities tendered below.

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities Series of Petróleos Mexicanos	Corresponding New Securities Series of Pemex Project Funding Master Trust, registered under the Securities Act and guaranteed by Petróleos Mexicanos
71654QAH5	US71654QAH56 (Rule 144A) USP78628AC15 (Reg. S)	U.S. $91,647,000 9.00% Guaranteed Notes due 2007 (the “9.00% old notes”)	Up to U.S. $91,647,000 9.00% Notes due 2007 (the “9.00% new notes”)

71654QAL6 71654QAJ1	US71654QAL68 (Registered) US71654QAJ13 (Rule 144A) USP78628AD97 (Reg. S)	U.S. $200,381,000 8.85% Global Guaranteed Notes due 2007 (the “8.85% old notes”)	Up to U.S. $200,381,000 8.85% Notes due 2007 (the “8.85% new notes”)

71654QAS1 71654XAJ6 71654YAJ4	US71654QAS12 (Registered) US71654XAJ63 (Rule 144A) US71654YAJ47 (Reg. S)	U.S. $159,229,000 9 3/8% Global Guaranteed Notes due 2008 (the “9 3/8% old notes”)	Up to U.S. $159,229,000 9 3/8% Notes due 2008 (the “9 3/8% new notes”)

71654QAP7 71654XAF4 71654YAF2	US71654QAP72 (Registered) US71654XAF42 (Rule 144A) US71654YAF25 (Reg. S)	U.S. $25,780,000 9 1/4% Global Guaranteed Bonds due 2018 (the “9 1/4% old bonds”)	Up to U.S. $25,780,000 9 1/4% Bonds due 2018 (the “9 1/4% new bonds”)

71654XAC1 71654YAB1	US71654XAC11 (Rule 144A) US71654YAB11 (Reg. S)	U.S. $21,265,000 8.625% Bonds due 2023 (the “8.625% old bonds”)	Up to U.S. $21,265,000 8.625% Bonds due 2023 (the “8.625% new bonds”)

71654QAM4 71654QAK8	US71654QAM42 (Registered) US71654QAK85 (Rule 144A) USP78628AE70 (Reg. S)	U.S. $45,523,000 9.50% Global Guaranteed Bonds due 2027 (the “9.50% old bonds”)	Up to U.S. $45,523,000 9.50% Bonds due 2027 (the “9.50% new bonds”)

71654QAR3 71654XAK3 71654YAK1	US71654QAR39 (Registered) US71654XAK37 (Rule 144A) US71654YAK10 (Reg. S)	U.S. $96,254,000 9.50% Puttable or Mandatorily Exchangeable Securities (“POMESSM”) due 2027 (the “9.50% old POMESSM”)	Up to U.S. $96,254,000 9.50% POMESSM due 2027 (the “9.50% new POMESSM”)

The outstanding principal amount of each series of old securities is indicated in the table above.

Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities in exchange for an equal principal amount of outstanding old securities accepted in the exchange offers. Holders may tender their 8.85% old notes, 9 3/8% old notes, 9 1/4% old bonds, 9.50% old bonds and 9.50% old POMESSM only in a principal amount of U.S. $1,000 and integral multiples thereof. Holders may tender 9.00% old notes only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

Holders may tender 8.625% old bonds only in a principal amount of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in the letter of transmittal accompanying the old securities you are tendering.

Holders participating in the exchange offers will be required to pay an exchange fee of U.S. $5.00 for each U.S. $1,000 principal amount of old securities they tender in the exchange, which we will use to pay our expenses in conducting the exchange offers.

We are sending this prospectus, together with the letter of transmittal, to all holders of record of old securities as of July •, 2005. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

At the time the exchange offers commence, we will publish a notice in Luxembourg announcing the date of the commencement of the exchange offers and the expiration date. Upon completion of the exchange offers, we will publish the results of the exchange offers in Luxembourg, and we will file with the Luxembourg Stock Exchange a supplemental prospectus that specifies the results of the exchange offers, including the amount exchanged and information regarding the new securities.

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about August •, 2005.

Expiration Date; Extensions; Amendments

The exchange offers will expire on August •, 2005, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the exchange offers and we determine that the change is material, we will promptly disclose the amendments in a prospectus supplement that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will publish a notice in Luxembourg, and we will notify the Luxembourg Stock Exchange of the new expiration date.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book entry transfer system of The Depository Trust Company (“DTC”).

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date;

2.	acknowledge and agree to be bound by the terms of the letter of transmittal through electronic transmission of an agent’s message via DTC’s Automated Tender Offer Program (“ATOP”) system; and

3.	pay the exchange fee of U.S. $5.00 per U.S. $1,000 principal amount of old securities tendered, by wire transfer to the exchange agent’s account at DTC.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgement from you as the participating holder tendering old securities that you have received the letter of transmittal and agree to be bound by its terms. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), you must:

1.	submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg a completed and executed letter of transmittal with respect to the old securities being tendered;

2.	deliver computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC; and

3.	arrange for the DTC participant or Euroclear or Clearstream, Luxembourg to pay the exchange fee on your behalf.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic submission of the letter of transmittal, as well as delivery of your old securities, through DTC’s ATOP system.

Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities, letters of transmittal or other documents to us.

You can obtain copies of the letter of transmittal at the offices of the exchange agent and our Luxembourg listing agent, whose addresses are set forth below.

In the unlikely event that your old securities are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed with a properly executed letter of transmittal, by hand or overnight courier, to the exchange agent at its address set forth under “—Exchange Agent” or to the exchange agent in Luxembourg at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

on or before 5:00 p.m., New York City time, on the expiration date.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and the Pemex Project Funding Master Trust under which both of us accept the terms and conditions contained in this prospectus and in the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal and accompanying instructions) will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

If any letter of transmittal or any other documents required by the letter of transmittal are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate his or her status when signing and must submit proper evidence that satisfies us that he or she has the authority to act in this capacity, unless we waive this requirement.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers as promptly as practicable after the expiration date. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account;

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the letter of transmittal; and

•	payment of the exchange fee.

However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offers. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn,

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities, and

3.	be signed electronically by the holder in the same manner as the original signature on the letter of transmittal by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal, together with the corresponding exchange fee. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders,

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”), or

•	waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

We reserve the right, in our absolute discretion, to purchase or make offers to purchase any old securities that remain outstanding subsequent to the expiration date which may be by purchasing old securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offers. Any purchase or offer to purchase will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten New York City business days after the expiration date.

Consequences of Failure to Exchange

Consummation of the exchange offers may have adverse consequences to holders of old securities who elect not to tender old securities in the exchange offers. In particular, the trading market for unexchanged old securities could become more limited than the existing trading market for the old securities and could cease to exist altogether due to the reduction in the principal amount of the old securities outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old securities. If a market for unexchanged old securities exists or develops, the old securities may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. There can, however, be no assurance that an active market in the unexchanged old securities will exist, develop or be maintained or as to the prices at which the unexchanged old securities may be traded.

Moreover, for the old securities that are not registered under the Securities Act, holders may not offer or sell these untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act.

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities, executed letters of transmittal and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents to the exchange agent as follows:

DB Services Tennessee, Inc.

Trust & Security Services

Reorganization Unit

648 Grassmere Park Road

Nashville, Tennessee 37211

Phone: (800) 735-7777

or

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

You may also obtain copies of the letter of transmittal from our Luxembourg listing agent at the following address:

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Fees and Expenses

Holders participating in the exchange must pay an exchange fee of U.S. $5.00 per U.S. $1,000 principal amount of old securities. We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses,

•	all costs related to compliance with federal securities and state “blue sky” laws,

•	all printing expenses,

•	all fees and disbursements of our attorneys, and

•	all fees and disbursements of our independent certified public accountants.

We will use the exchange fee to cover these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name, or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated December 30, 2004 among the Pemex Project Funding Master Trust, Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street

27th Floor

New York, NY 10005

Phone: (212) 250-7345

Fax: (212) 797-8615

and at the office of the Luxembourg paying and transfer agent and exchange agent in Luxembourg, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

We will issue the new securities under the indenture. Each series of new securities will have the same principal amount, interest rate, redemption terms and payment and maturity dates as the corresponding series of old securities, and will accrue interest from the last date on which interest on the corresponding series of old securities was paid. However, there are important differences between the new securities and the old securities, including, without limitation, the following:

•	The new securities will be issued by Pemex Project Funding Master Trust, while the old securities were issued by Petróleos Mexicanos. The payment of principal of and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos. The guarantor’s payment obligations under its guaranty will be unconditionally guaranteed jointly and severally by the subsidiary guarantors.

•	The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to the old securities and certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, which are commonly referred to as “collective action clauses” and are described below under “—Modification and Amendment,” in certain circumstances, the issuer and the guarantor may amend the payment provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of the outstanding securities of that series.

•	Certain of the old securities were not registered under the Securities Act. The new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer.

We will issue the 8.85% new notes, the 9 3/4% new notes, the 9 1/4% new bonds, the 9.50% new bonds and the 9.50% new POMESSM in fully registered form, without coupons and in denominations of U.S. $1,000 and integral multiples thereof. We will issue the 9.00% new notes in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. We will issue the 8.625% new bonds in fully registered form, without coupons and in denominations of U.S. $250,000 and integral multiples of U.S. $10,000 in excess thereof. One or more registered securities in global form will represent the new securities, and in certain circumstances, new securities in definitive form may represent the new securities. See “Book Entry; Delivery and Form.”

The new securities will be issued in seven series, which will mature on:

•	June 1, 2007, in the case of the 9.00% new notes;

•	September 15, 2007, in the case of the 8.85% new notes;

•	December 2, 2008, in the case of the 9 3/8% new notes;

•	March 30, 2018, in the case of the 9 1/4% new bonds;

•	December 1, 2023, in the case of the 8.625% new bonds;

•	September 15, 2027, in the case of the 9.50% new bonds; and

•	September 15, 2027, in the case of the 9.50% new POMESSM, subject, in the case of the 9.50% new POMESSM, to the holders’ right of early repayment on March 15, 2006 and to the mandatory exchange on March 15, 2006 of those 9.50% new POMESSM that are not repaid on that date, as described under “—Early Repayment or Mandatory Exchange of 9.50% new POMESSM” below.

The new securities of each series will bear interest at the relevant rate that is stated on the cover page of this prospectus. Interest on the new securities will accrue from the last date on which interest on the corresponding series of old securities was paid. We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

We will pay interest on the following dates:

•	for the 9.00% new notes, June 1 and December 1 of each year, commencing on December 1, 2005;

•	for the 8.85% new notes, March 15 and September 15 of each year, commencing on September 15, 2005;

•	for the 9 3/8% new notes, June 2 and December 2 of each year, commencing on December 2, 2005;

•	for the 9 1/4% new bonds, March 30 and September 30 of each year, commencing on September 30, 2005;

•	for the 8.625% new bonds, June 1 and December 1 of each year, commencing on December 1, 2005;

•	for the 9.50% new bonds, March 15 and September 15 of each year, commencing on September 15, 2005; and

•	for the 9.50% new POMESSM, March 15 and September 15, of each year, commencing on September 15, 2005.

Consolidation with other Securities

Pursuant to the registration rights agreement that we entered into in connection with the 2004 exchange offer, we are concurrently with the exchange offers referred to herein, making offers to exchange the securities issued by Pemex Project Financing Master Trust in December 2004 for new securities registered with the SEC. Each series of the new securities described in this prospectus will be consolidated to form a single series with, and will be fully fungible with, the corresponding series of registered securities that we will be issuing in the concurrent exchange offers. As a result, and subject to our right to increase the size of each series in the future, as described under “—Further Issues,” the maximum size of each series of new securities that will result from this and the current exchange offers is as follows:

Series of New Securities	Aggregate Principal Amount
9.00% new notes	up to U.S. $	250,000,000
8.85% new notes	up to U.S. $	600,000,000
9 3/8% new notes	up to U.S. $	598,240,000
9 1/4% new bonds	up to U.S. $	350,000,000
8.625% new bonds	up to U.S. $	250,000,000
9.50% new bonds	up to U.S. $	400,000,000
9.50% new POMESSM	up to U.S. $	500,000,000

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•	not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

OR

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a “regular record date”) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•	pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer, the guarantor or a subsidiary guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantor and the subsidiary guarantors on their respective guaranties and subsidiary guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee,

•	the office of the Luxembourg paying and transfer agent, or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•	if and for as long as the new securities are listed on the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.

Guaranties

Guaranty. Pursuant to the indenture, Petróleos Mexicanos has unconditionally guaranteed the due and punctual payment of all amounts payable by the issuer in respect of the securities, as and when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise.

Subsidiary Guaranties. In a guaranty agreement dated July 29, 1996, which we refer to as the subsidiary guaranty agreement, among Petróleos Mexicanos and the subsidiary guarantors, each of the subsidiary guarantors will be jointly and severally liable with Petróleos Mexicanos for all payment obligations of Petróleos Mexicanos under international financing agreements entered into by Petróleos Mexicanos. This liability extends only to those payment obligations that Petróleos Mexicanos designates as being entitled to the benefit of the subsidiary guaranty agreement in a certificate of designation.

Petróleos Mexicanos has designated both the indenture and the new securities as benefiting from the guaranty agreement in a certificate of designation, to be dated as of the date of issuance of the new securities. Accordingly, each of the subsidiary guarantors will be unconditionally liable for Petróleos Mexicanos’ obligations under its guaranty of all amounts payable by the issuer in respect of the new securities as and when they become due and payable.

Under the terms of the subsidiary guaranty agreement, each of the subsidiary guarantors will be jointly and severally liable for the full amount of each payment under the guaranty by the guarantor. Although the issuer, the guarantor and the subsidiary guarantors may terminate the guaranty agreement in the future, the guaranties of the subsidiary guarantors on all obligations designated before termination will remain in effect until all amounts payable with respect to such obligations have been paid in full. These designated amounts will include the entire principal of and interest on the new securities.

Any amendment to the subsidiary guaranty agreement which would affect the rights of any party to, or beneficiary of, the indenture and the new securities will be valid only with the consent of the same parties, or percentage of holders, as is required to amend the indenture or the new securities.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the Pemex Project Funding Master Trust under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by Petróleos Mexicanos and the guaranties by the subsidiary guarantors of Petróleos Mexicanos’ payment obligations under its guaranty will be direct, unsecured and unsubordinated public external indebtedness of the guarantor and the subsidiary guarantors and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of Petróleos Mexicanos and the subsidiary guarantors, respectively.

The new securities are not obligations of, or guaranteed by, Mexico.

Additional Amounts

When the issuer, the guarantor or the subsidiary guarantors make a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (we call these Mexican withholding taxes). If this happens, the issuer, the guarantor or the subsidiary guarantors will pay the holders of the new securities additional amounts as may be necessary to insure that every net payment made by the issuer, the guarantor or the subsidiary guarantors, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on the new securities. However, this obligation to pay additional amounts will not apply to:

1.	any Mexican withholding taxes which would not have been imposed on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico,

•	maintaining or having maintained an office, permanent establishment or a branch in Mexico,

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the ownership of, or the receipt of payment under, the new securities; or

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty that Mexico is a party to that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

Paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under United States federal income tax law (including the United States-Mexico income tax treaty), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between United States and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) will not apply if Article 195, Section II, paragraph a), of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:

•	the reporting requirements in paragraphs (3) and (4) are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph (a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•	in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer, the guarantor or a subsidiary guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranty of the new securities.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer, the guarantor or the applicable subsidiary guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any (or both) series of the new securities in whole, but not in part, at par at any time, together with, if applicable, interest accrued to, but excluding, the date fixed for redemption, if:

1.	the issuer or the guarantor certifies to the trustee immediately prior to giving the notice that it has or will become obligated to pay greater additional amounts than we would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to interest on the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of laws, regulations or rulings, that becomes effective on or after the date of issuance of such securities; and

2.	before publishing any notice of redemption, the issuer shall deliver to the trustee a certificate signed by the issuer or the guarantor stating that the issuer or the guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities. We may not give a notice of redemption earlier than 90 days before the earliest date on which we would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Early Repayment or Mandatory Exchange of 9.50% New POMESSM

Optional Early Repayment of 9.50% New POMESSM

Holders of the 9.50% new POMESSM may choose to be repaid on March 15, 2006. We will pay 100% of the principal amount of all or a portion of a holder’s new 9.50% POMESSM in any authorized denomination, plus accrued interest, if any, to but excluding March 15, 2006, if the holder properly exercises this option. In order to exercise this option, you must take the following steps, as applicable, within the period beginning on January 16, 2006 and ending at the close of business on February 15, 2006:

1.	Ensure that the trustee receives appropriate wire transfer instructions for the payment of the 9.50% new POMESSM.

2.	If your 9.50% new POMESSM are represented by a global security,

•	submit a copy of this prospectus, together with a properly completed form entitled “Option to Elect Repayment,” which is found in Annex A, to the trustee together with instructions to the trustee for DTC to surrender your interest in the global security; or

•	send the trustee a fax transmission, letter, telegram or telex from a member of a national securities exchange, the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States, which:

•	contains the name of the holder of the global security, the principal amount of the global security to be repaid and the CUSIP number, as appropriate, or

•	describes the terms of the global security, states that the repayment option is being exercised, and guarantees that a properly completed “Option to Elect Repayment” form, together with this prospectus and instructions for DTC to surrender the holder’s interest in the global security, will be received by the trustee no later than five business days after the date of the fax transmission, letter, telegram or telex.

The trustee must receive all of these documents no later than five business days after the date of the fax transmission, letter, telegram or telex for your election to be effective.

If a 9.50% new POMESSM is represented by a global security, the holder of the security will be DTC’s nominee. See “Book-Entry; Delivery and Form.” Therefore, DTC’s nominee will be the only entity that can exercise the early repayment option. In order to ensure that DTC’s nominee will timely exercise a right to repayment with respect to a particular 9.50% new POMESSM, the beneficial owner of that security must instruct the direct participant or indirect participant through which it holds an interest in that security to notify DTC of its desire to exercise a right of repayment.

3.	If your 9.50% new POMESSM are in definitive, certificated form:

•	submit the certificated security to the trustee together with a duly completed “Option to Elect Repayment” form, which is found on the reverse of the certificated security, or

•	send the trustee a fax transmission, letter, telegram or telex from a member of a national securities exchange, the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States which:

•	contains the name of the registered holder of the certificated security, the principal amount of the certificated security to be repaid and the certificate number or a description of the terms of the certificated security,

•	states that the repayment option is being exercised, and

•	guarantees that the certificated security with the properly completed “Option to Elect Repayment” form on the reverse of the certificated security will be received by the trustee no later than five business days after the date of the fax transmission, letter, telegram or telex.

The trustee must receive the certificated security with the properly completed “Option to Elect Repayment” form on its reverse no later than five business days after the date of the fax transmission, letter, telegram or telex for your election to be effective.

On or before March 15, 2006, we will pay the trustee sufficient funds to repay on time all of the 9.50% new POMESSM for which holders have validly exercised the repayment option.

The trustee will cancel all 9.50% new POMESSM for which holders have validly exercised the repayment option as of February 15, 2006, once it receives the repayment price from us for the benefit of those holders. We will owe no further obligation relating to the repaid 9.50% new POMESSM, except for our obligation to pay any interest accrued and unpaid on the repaid 9.50% new POMESSM at the time of repayment.

Mandatory Exchange of 9.50% New POMESSM

On March 15, 2006, which we refer to as the mandatory exchange date, the issuer will mandatorily exchange all 9.50% new POMESSM, the holders of which did not exercise the early repayment option, for an equal principal amount of the issuer’s 9.50% new bonds.

We will credit an equal principal amount of 9.50% new bonds to all holders of 9.50% new POMESSM that are mandatorily exchanged to the same account at DTC, Euroclear or Clearstream, Luxembourg, in which the holder’s 9.50% new POMESSM are credited on the mandatory exchange date.

By accepting the 9.50% new bonds in exchange for the 9.50% new POMESSM, each holder of the 9.50% new POMESSM will be deemed to represent and warrant to and agree with the issuer on the mandatory exchange date that it is not on that date an affiliate (as defined in Rule 144(a)(1) of the Securities Act) of the issuer, the guarantor or any of the subsidiary guarantors and has not been an affiliate of any of them during the three months ending on the mandatory exchange date. Any holder that cannot make the above representations, warranties and agreements must exercise the option to elect early repayment of the 9.50% new POMESSM.

Other Series of New Securities

Each other series of new securities will be redeemed at par on its maturity date, and will not be subject to early repayment or mandatory exchange, except as described under “—Tax Redemption” above and “—Events of Default; Waiver and Notice” below.

Assumption of Issuer’s Obligations by the Guarantor

Petróleos Mexicanos may at any time directly assume the payment and performance obligations of the issuer under the series of the new securities and the issuer’s obligations under the indenture with respect to the same series of new securities without the consent of the holders, but only if, after giving effect to this assumption, no event of default under the relevant new securities has occurred and is continuing. Upon the assumption, the guarantor will execute a supplemental indenture evidencing this assumption and the issuer will be released from its obligations with respect to the new securities.

Negative Pledge

Petróleos Mexicanos will not create or permit to exist, and will not allow the issuer, Petróleos Mexicanos’ subsidiaries or the subsidiary guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness,

•	any of its or their guarantees of public external indebtedness, or

•	any public external indebtedness or guarantees in respect of public external indebtedness of any other person,

unless at the same time or before creating such security interest the new securities of each series are secured equally and ratably by the same security interest or are given another security interest approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) new securities of each affected series.

However, the issuer, the guarantor, the subsidiary guarantors and their respective subsidiaries may create security interests in their crude oil and crude oil receivables if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financing entered into on or before that date; plus

•	the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; and

•	the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or the equivalent in other currencies) minus the amount of Government Forward Sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the guarantor furnishes a certificate to the trustee that certifies that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries from creating security interests over any of their assets, other than their crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the guarantor and the subsidiary guarantors have been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or their respective subsidiaries from creating security interests to secure any of their obligations that are payable in pesos. Nor does it restrict any of them from creating security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if requested by the holders of at least 20% in principal amount of the outstanding new securities of that series, will give notice to the issuer and the guarantor that the new securities of that series are immediately due and payable at their principal amount, together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer or the guarantor fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer, the guarantor and the subsidiary guarantors;

3.	Cross-Default: the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries (as defined in “—Certain Definitions” below) defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

6.	The issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, reorganization, dissolution or liquidation;

•	enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part of its business;

7.	Winding Up: an order is entered for, or the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer, the guarantor or any of the subsidiary guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order:

•	to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities and the indenture,

•	to enable the guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the indenture or the subsidiary guaranty agreement with respect to the new securities and its guaranties of the new securities,

•	to enable any of the subsidiary guarantors lawfully to enter into, perform and comply with its obligations under the subsidiary guaranty agreement relating to the new securities, the related guaranties or the indenture, and

•	to ensure that the obligations of the issuer, the guarantor and the subsidiary guarantors under the new securities, the indenture and the subsidiary guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities or the indenture,

•	the guarantor to perform or comply with any of its obligations under the indenture or the subsidiary guaranty agreement relating to the new securities or the indenture; or

•	any of the subsidiary guarantors to perform or comply with any of its obligations under the subsidiary guaranty agreement relating to the new securities or the indenture;

11.	Control, dissolution, etc.: the guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the guarantor or any subsidiary guarantor; or the issuer, the guarantor or any of the subsidiary guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer, the guarantor and the subsidiary guarantors taken as a whole; or the guarantor and the subsidiary guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage linked with that exploitation and production; or the issuer ceases to be controlled by the guarantor;

12.	Disposals:

(A)	the guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Organic Law of PEMEX, or

•	to a subsidiary guarantor; or

(B)	any subsidiary guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the guarantor and the subsidiary guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty of the new securities by the guarantor or the subsidiary guaranty agreement is not in full force and effect or the guarantor or any of the subsidiary guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders. The trustee is entitled to this indemnification, provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of that series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of that series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of any series may, on behalf of the holders of all securities of that series, waive any past default and any event of default that arises, provided that a default not theretofore cured in the payment of the principal of or premium or interest on such securities or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of such series that would be sufficient to effect a modification, amendment, supplement or wavier of such matter.

Petróleos Mexicanos is required to furnish annually to the trustee a statement regarding the performance of the issuer’s and the guarantor’s obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer, the guarantor or any of the subsidiary guarantors may at any time purchase new securities at any price in the open market, in privately negotiated transactions or otherwise. The issuer, the guarantor or any subsidiary guarantor may hold, resell or surrender to the trustee for cancellation any new securities purchased by it.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of the new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with that series of new securities; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities has as of the date of the issue of the additional securities.

Modification and Amendment

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•	at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series represented at the meeting; or

•	with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the guarantor or the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on new securities of that series is payable;

5.	modify the guarantor’s guaranty of the new securities of that series or the subsidiary guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer, the guarantor or any subsidiary guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the immediately preceding paragraph or clauses 1 through 5 of the next preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding new securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding new securities of a series or the number of votes entitled to be cast by each holder of a new security regarding the new security at any such meeting, new securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico

(including the issuer, the guarantor or any subsidiary guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only new securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer or the guarantor for the benefit of the holders of the new securities;

2.	surrendering any right or power conferred upon the issuer or the guarantor;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to Petróleos Mexicanos or the issuer and the successor corporation’s assumption of the covenants and obligations of Petróleos Mexicanos or the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will mail to the holders a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer, the guarantor or any of the subsidiary guarantors, as such, will have any liability for any obligations of the issuer, the guarantor or any of the subsidiary guarantors under the new securities, the indenture, the guaranty agreement or the subsidiary guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting its new securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the guarantor will be governed by the laws of Mexico. The payment obligations of the guarantor under the guarantee and the payment obligations of the subsidiary guarantors under the subsidiary guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The guarantor and the subsidiary guarantors have appointed the Consul General of Mexico in New York as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, the guarantor, each subsidiary guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the guarantor and each of the subsidiary guarantors will waive any right to which it may be entitled on account of residence or domicile.

The guarantor and each of the subsidiary guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the guarantor’s and each of the subsidiary guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the guarantor’s and each of the subsidiary guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the guarantor or a subsidiary guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the guarantor’s or any of the subsidiary guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and other related articles) of the General Law on National Patrimony, Articles 1, 2, 3, 4 (and related articles) of the Regulatory Law to Article 27 of the Constitution (the “Regulatory Law”), Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3, 4 (and other related articles) of the Organic Law of Petróleos Mexicanos and subsidiary entities and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that

1.	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor or any subsidiary guarantor;

2.	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.	the rights to:

•	the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

•	the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

•	the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute basic petrochemicals (which we refer to as the petroleum industry);

are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.	the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico are the guarantor and the subsidiary guarantors which are, therefore, entitled to immunity with respect to these exclusive rights and powers.

As a result, regardless of the guarantor’s and the subsidiary guarantors’ waiver of immunity, a Mexican court may not enforce a judgment against the guarantor or any of the subsidiary guarantors by ordering the attachment of its assets in aid of execution.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of the new securities at any time. The issuer, the guarantor or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of that series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as any series of the new securities is listed on the Luxembourg Stock Exchange and the rules of the exchange require, all notices to the holders of the new securities of such series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort). If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries receives a payment of the purchase price of crude oil or gas or Petroleum Products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México,

•	the Bank for International Settlements, or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including, without limitation:

1.	an obligation to pay or purchase that indebtedness;

2.	an obligation to lend money or to purchase or subscribe for shares or other securities, or to purchase assets or services in order to provide money to pay the indebtedness; or

3.	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the subsidiary guarantors and (2) any subsidiary of the guarantor or any of the subsidiary guarantors having, as of the end of the most recent fiscal quarter of the guarantor, total assets greater than 12% of the total assets of the guarantor, the subsidiary guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, there were no material subsidiaries other than the issuer and the subsidiary guarantors.

“Oil receivables” means amounts payable to the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state, or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, the guarantor, any subsidiary guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes (in the case of the 9.00% new notes, the 8.85% new notes and the 9 3/8% new notes), global bonds (in the case of the 9 1/4% new bonds, the 8.625% new bonds and the 9.50% new bonds) or global securities (in the case of the 9.50% new POMESSM), in fully registered form without coupons, will represent the new securities. We refer to the global notes, global bonds and global securities collectively as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantor, the subsidiary guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $1,000 and integral multiples thereof (in the case of the 8.85% new notes, the 9 3/8% new notes, the 9 1/4% new bonds, the 9.50% new bonds and the 9.50% new POMESSM), in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof (in the case of the 9.00% new notes) and in denominations of U.S. $250,000 and integral multiples of U.S. $10,000 in excess of that amount (in the case of the 8.625% new bonds). If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificate form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Securities Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, United States or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the tax treaty). This summary describes the provisions of the tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if:

•	it has been incorporated under the laws of Mexico;

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer, the guarantor and the subsidiary guarantors.

Pursuant to the Mexican income tax law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer, the guarantor or the subsidiary guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect,

2.	the new securities are registered with the Special Section of the Registry and evidence of such registration is timely filed with the Ministry of Finance and Public Credit,

3.	the guarantor timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the guarantor, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment, and

4.	the guarantor or the subsidiary guarantor maintains records that evidence compliance with (3)(b) above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer, the guarantor or a subsidiary guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid,

2.	is exempt from income tax in respect of such payments in such country, and

3.	is registered with the Ministry of Finance and Public Credit for that purpose

Additional Amounts. The issuer, the guarantor and the subsidiary guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If the issuer, the guarantor and the subsidiary guarantors pay additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions.

Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive income” for U.S. foreign tax credit purposes unless the Mexican withholding tax applicable to you is imposed at a rate of at least 5%, in which case such income generally will constitute “high withholding tax interest.”

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long term capital gains recognized by an individual holder generally are taxed at preferential rates of tax.

If you hold a 9.50% new POMESSM and you do not exercise your option to require us to redeem those securities, you will not recognize any gain or loss upon the exchange of such securities for 9.50% new bonds.

Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.

Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code, or

•	you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such income is effectively connected with your conduct of a trade or business in the United States, or

•	in the case of gain, you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

Information Reporting and Backup Withholding. The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

E.U. Savings Directive. Under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system).

PLAN OF DISTRIBUTION

We are delivering copies of this prospectus and the letter of transmittal in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus and the letter of transmittal by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By submitting a letter of transmittal and participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

The new securities are a new issue of securities with no established trading market. We have applied to have the new securities listed on the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

JURISDICTIONAL RESTRICTIONS

The distribution of the materials related to the exchange offers and the transactions contemplated thereby are restricted by law in certain jurisdictions. Persons into whose possession the materials related to the exchange offers come are required by the issuer, the guarantor and the subsidiary guarantors to inform themselves of and to observe any of these restrictions.

The materials related to the exchange offers do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.

In any jurisdiction in which the exchange offers are required to be made by a licensed broker or dealer, it shall be deemed to be made on behalf of the issuer, the guarantor and the subsidiary guarantors.

Belgium

The exchange offers have not been notified to or approved by the Belgian Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen. Accordingly, the new securities may not be offered or sold, and the prospectus or any similar document may not be distributed, directly or indirectly, to any person in Belgium other than the following, acting for their own account: (i) the Belgian State, the Regions and Communities (Communautés/Gemeenschappen), (ii) the European Central Bank, the National Bank of Belgium, the Fonds des Rentes/Rentenfonds, the Fonds de protection des dépôts et des instruments financiers/Beschermingsfonds voor deposito’s en financiële instrumenten and the Caisse de Dépôts et Consignations/Deposito-en Consignatiekas, (iii) licensed Belgian and foreign credit institutions, (iv) licensed Belgian and foreign investment firms, (v) licensed Belgian and foreign collective investment schemes, (vi) licensed Belgian and foreign insurance companies, and Belgian and foreign reinsurance companies and pension funds, (vii) Belgian holding companies, (viii) authorized Belgian coordination centers and (ix) Belgian and foreign companies listed on a Belgian or a foreign regulated market with consolidated own funds of at least €25 million, all as defined in Article 3, 2°, of the Royal Decree of July 7, 1999 on the public character of financial transactions.

Canada

Provinces

The new securities may only be offered to investors located in the provinces of Ontario and Québec.

Responsibility

Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the Exchange Agent or the Luxembourg Exchange Agent as to the accuracy or completeness of the information contained in this prospectus or any other information provided by the issuer in connection with the exchange offers.

Resale Restrictions

The exchange offers will be made in Canada only on a private placement basis and will be exempt from the requirement that the issuer prepare and file a prospectus with the relevant Canadian securities regulatory authorities. Accordingly, any resale of the new securities must be made in accordance with applicable securities laws that may require resales to be made in accordance with exemptions from registration and prospectus requirements. Purchasers are advised to seek legal advice prior to any resale of the new securities.

Representations of Participants

Each Canadian investor who participates in the exchange offers will be deemed to have represented to the issuer that:

•	the exchange offers were made exclusively through this prospectus and the letter of transmittal (the “offering materials”) and were not made through an advertisement of the exchange offers in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada;

•	where required by law, the investor is participating in the exchange offers as principal for its own account and not as agent; and

•	the investor or any ultimate investor for which such participant is acting as authorized agent is entitled under applicable Canadian securities laws to participate in the exchange offers without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing:

(i)	in the case of an investor located in Ontario who is tendering new securities through a non-Canadian dealer registered as an international dealer, the investor, or any ultimate investor for which such participant is acting as agent, is an “accredited investor,” other than an individual, as that term is defined in Ontario Securities Commission Rule 45-501—Exempt Distributions, and is a person to which a dealer registered as an international dealer in Ontario may transact, and

(ii)	in the case of an investor located in Québec who is tendering new securities through a non-Canadian dealer, such investor is a “sophisticated purchaser” within the meaning of sections 44 or 45 of the Securities Act (Québec).

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in the offering materials does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to participate in the exchange offers. Canadian participants in the exchange offers should consult their own legal and tax advisers with respect to the tax consequences of participating in the exchange offers in their particular circumstances under relevant Canadian legislation and regulations.

Rights of Action for Damages or Rescission (Ontario Only)

Securities legislation in Ontario provides that every purchaser of securities pursuant to the offering materials shall have a statutory right of action for damages or rescission against the issuer and any selling security holder in the event the offering materials contain a misrepresentation as defined in the Securities Act (Ontario). Ontario purchasers who purchase a security offered by the offering materials during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase. Ontario purchasers who elect to exercise a right of rescission against the issuer and any selling holder on whose behalf the distribution is made shall have no right of action for damages against the issuer or the selling holders, if any. The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the purchaser may have at law. Prospective Ontario purchasers should refer to the applicable provisions of the Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.

Enforcement of Legal Rights

The issuer is a Delaware statutory trust. Therefore, it may not be possible for Canadian investors to effect service of process within Canada upon the issuer or to satisfy a judgment against the issuer in Canada or to enforce a judgment obtained in Canadian courts against the issuer.

Language of Documents

Each Canadian investor, by submitting an offer, acknowledges that it is such investor’s express wish that all documents evidencing or relating in any way to the exchange offers be drawn up in the English language only. Chaque investisseur canadien, en soumettant une offre, reconnaît que c’est à sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à 1’Offre soient rédigés en anglais seulement.

Cayman Islands

NOTICE TO THE PUBLIC IN THE CAYMAN ISLANDS:

No offer may be made to the public in the Cayman Islands to subscribe for the new securities.

Germany

No Sales Prospectus has been published according to the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz). Accordingly, the exchange offers are only made (i) to persons who purchase and/or sell securities (as principal or agent) as part of their profession or business and provide a confirmation to this effect and agree that they have not and will not pass on the exchange offer documentation to persons in Germany except to persons who purchase and/or sell securities (as principal or agent) as part of their profession or business or (ii) pursuant to another applicable exemption from the obligation to publish a Sales Prospectus provided in the German Securities Sales Prospectus Act.

Ireland

The exchange offers are not subject to the prospectus requirements under European Communities (Transferable Securities and Stock Exchange) Regulations, 1992 or the Companies Acts of 1963 to 2003 of Ireland and no registration of any prospectus or other offering material will be made in Ireland in relation to the exchange offers.

The exchange offers are not available to individuals in Ireland, unless those individuals themselves provide investment business services or investment advice (each as defined in the Investment Intermediaries Act, 1995 (as amended) of Ireland) on a professional basis. Each of the issuer and the Exchange Agent has agreed not to make the exchange offers to, or to distribute any prospectus, offering material or other advertisement connected with the exchange offers, to any individual in Ireland, unless that individual himself or herself provides such investment business services or investment advice on a professional basis.

These exchange offers are non-transferable and non-renounceable and are made by the offeror only to those who have been addressed with a formal statement of offer by the offeror.

Italy

The exchange offers have not been cleared by CONSOB (the Italian Securities and Exchange Commission). No copies of this prospectus or any other document relating to the new securities or the exchange offers have been or will be distributed in Italy. No new securities have been or will be offered, sold or delivered in Italy as part of the exchange offers.

Any investor purchasing the new securities in the exchange offers is solely responsible for ensuring that any offer or resale of the new securities it purchased occurs in compliance with Italian applicable laws and regulations.

This prospectus and the information contained herein and any other document relating to the new securities or the exchange offers are intended only for the use of their recipient and are not to be distributed to any third party located or resident in Italy for any reason. No person located or resident in Italy other than the original recipients of those documents may rely on them or their content.

Mexico

Petróleos Mexicanos, as guarantor, has filed an application to register the new securities with the Special Section of the Registry maintained by the CNBV of Mexico, which is a requirement under the Securities Market Law in connection with an offering outside of Mexico by a Mexican issuer. Registration of the new securities with the Special Section of the Registry does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this offering memorandum. Furthermore, the information included in this offering memorandum has not been reviewed or authorized by the CNBV. The new securities have not been registered with the Securities Section of the Registry and, consequently, the new securities may not be offered or sold publicly in Mexico.

The Netherlands

The new securities may not be offered, sold, exchanged, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to banks, pension funds, insurance companies, securities firms, investment institutions, central governments, large international and supranational institutions and other comparable entities, including, among others, treasuries and finance companies of large enterprises, which trade or invest in securities in the conduct of a profession or trade. Individuals or legal entities who or which do not trade or invest in securities in the conduct of their profession or trade may not participate in the exchange offers, and the exchange offers may not be considered an offer or the prospect of an offer to sell the old securities or exchange the old securities for new securities.

Spain

The exchange offers are only available to institutional investors in the Kingdom of Spain (as defined in Section 7.1(a) of Royal Decree 291/1992, on Issues and Public Offerings for the Sale of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores)). Each of the issuer and any other person acting on their behalf has agreed not to make the exchange offers to, or to distribute any prospectus, offering material or other advertisement connected with the exchange offers, other than to institutional investors in the Kingdom of Spain, except in compliance with the Spanish securities market law (ley 24/1988, de 28 de julio, del mercado de valores), and Royal Decree 291/1992.

Switzerland

The exchange offers are made in Switzerland on the basis of a private placement, not as a public offering, and the new securities will not be listed on SWX Swiss Exchange. The exchange offers do not, therefore, constitute a prospectus in the sense of article 652a or article 1156 of the Swiss Federal Code of Obligations.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “relevant persons”). The new securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such new securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity under New York law of the new securities and the guaranties for the guarantor and the subsidiary guarantors. The Deputy General Counsel and Head of the Legal Department of the guarantor will pass upon certain legal matters governed by Mexican law for guarantor and the subsidiary guarantors. Certain legal matters governed by Delaware law will be passed upon by Richards, Layton & Finger, P.A., Delaware counsel to the Pemex Project Funding Master Trust.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under the headings “Exchange Rates” and “United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of PEMEX, which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Luis Ramírez Corzo.

EXPERTS

The consolidated financial statements of PEMEX as of December 31, 2002, 2003 and 2004 and for the years then ended incorporated by reference in this prospectus and registration statement have been so included in reliance on the report of PricewaterhouseCoopers, S.C., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ABOUT THIS PROSPECTUS

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. We confirm that:

•	the information contained in this prospectus is true and correct in all material respects and is not misleading;

•	we have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	we accept responsibility for the information we have provided in this prospectus.

GENERAL INFORMATION

1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
9.00% new notes	706451AY7	US706451AY71	22499092
8.85% new notes	706451AZ4	US706451AZ47	22499548
9 3/8% new notes	706451BA8	US706451BA86	22499904
9 1/4% new bonds	706451BB6	US706451BB69	22500074
8.625% new bonds	706451BC4	US706451BC43	22500201
9.50% new bonds	706451BD2	US706451BD26	22500449
9.50% new POMESSM	706451BE0	US706451BE09	22500511

2. In connection with the application to list the new securities on the Luxembourg Stock Exchange, we will deposit, through our agent, a legal notice relating to the issuance of the new securities and copies of the trust agreement, as amended, establishing the issuer will be deposited prior to listing at the Registre de Commerce et des Socíètés à Luxembourg (the Trade and Companies Register in Luxembourg), where you may examine or obtain copies of such documents.

3. We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the subsidiary guaranty agreement and the forms of securities attached to the indenture. The board of directors of Petróleos Mexicanos approved resolutions on November 4, 2004 and February 11, 2005, authorizing the issuance of the securities. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Exploration and Production authorized the signing of the subsidiary guaranty agreement.

4. Except as disclosed in this document, there has been no material adverse change in the financial position [or prospects] of the issuer, the guarantor or the subsidiary guarantors since the date of the latest financial statements included in this prospectus.

5. Except as disclosed under “Legal Proceedings” in “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, none of the issuer, the guarantor or any of the subsidiary guarantors are involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer, the guarantor or any of the subsidiary guarantors are aware of any such pending or threatened litigation or arbitration.

6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg, so long as any of the new securities are outstanding:

•	copies of the latest annual report and consolidated accounts of PEMEX;

•	copies of the trust agreement establishing the issuer and the Organic Law constituting Petróleos Mexicanos and the subsidiary guarantors; and

•	copies of the indenture, including the form of the new securities and the subsidiary guaranty agreement.

Neither the issuer nor the subsidiary guarantors publish their own financial statements and will not publish interim or annual financial statements. The guarantor publishes interim consolidated financial statements in Spanish on a regular basis, and summaries of these interim consolidated financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7. The principal offices of PricewaterhouseCoopers, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2004, 2003 and 2002, are located at Mariano Escobedo No. 573, Colonia Rincón del Bosque, Mexico D.F. 11580, telephone: (52-55) 5263-6000.

8. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9. Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.

10. Article 27 of the Constitution, Articles 1, 2, 3 and 4 (and related Articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and other related Articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related Articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that:

•	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor and the subsidiary entities;

•	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico and, to that extent, are subject to immunity;

•	(1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, transportation, storage, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of the petroleum industry, are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

•	Petróleos Mexicanos and the subsidiary guarantors are the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico and are, therefore, entitled to immunity in respect of such exclusive rights and powers.

Except for the rights of immunity granted to Petróleos Mexicanos and to the subsidiary guarantors by the provisions above, neither Petróleos Mexicanos nor the subsidiary guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.

11. In the event that you bring proceedings in Mexico seeking performance of Petróleos Mexicanos’ or the subsidiary guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, Petróleos Mexicanos or any of the subsidiary guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

12. To the best of its knowledge and belief, the issuer complies with the laws and regulations of Delaware regarding corporate governance. To the best of its knowledge and belief, the guarantor complies with the laws and regulations of Mexico regarding corporate governance.

Annex A

FORM OF OPTION TO ELECT REPAYMENT

PEMEX PROJECT FUNDING MASTER TRUST

9.50% Puttable or Mandatorily Exchangeable Securities

(“POMESSM”) due 2027 (the “Securities”)

Puttable at Par on March 15, 2006 or

Mandatorily Exchangeable on March 15, 2006

for 9.50% Guaranteed Bonds due 2027

unconditionally guaranteed by

Petróleos Mexicanos

jointly and severally guaranteed by

Pemex-Exploración y Producción

Pemex-Refinación

and

Pemex-Gas y Petroquimíca Basíca

The undersigned hereby irrevocably requests and instructs the Pemex Project Funding Master Trust on March 15, 2006 (the “Optional Repayment Date”), to repay the principal amount set forth below of its Securities (CUSIP No. 706451BEO) pursuant to its terms at a price equal to 100% of the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at the address indicated below.

Name and address of the holder:

Payment Instructions:
Dated:

By
Name:
Title:

NOTE: IN ORDER TO BE EFFECTIVE, THIS FORM MUST BE DELIVERED WITHIN THE PERIOD COMMENCING ON JANUARY 16, 2006 AND ENDING AT THE CLOSE OF BUSINESS ON FEBRUARY 15, 2006.

OFFICE OF THE MANAGING TRUSTEE OF THE ISSUER The Bank of New York Corporate Trust Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	OFFICE OF THE DELAWARE TRUSTEE OF THE ISSUER The Bank of New York (Delaware) White Clay Center Newark, DE 19711

HEAD OFFICE OF PETRÓLEOS MEXICANOS AND EACH OF THE SUBSIDIARY GUARANTORS Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311	AUDITORS OF PETRÓLEOS MEXICANOS PricewaterhouseCoopers, S.C. Independent Registered Public Accounting Firm Mariano Escobedo No. 573 Colonia Rincón del Bosque México, D.F. 11580

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street 27th Floor New York, NY 10005	Deutsche Bank Trust Company Americas c/o DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT AND LUXEMBOURG EXCHANGE AGENT

Kredietbank S.A., Luxembourgeoise 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS

To the issuer, the guarantor and the subsidiary guarantors as to U.S. law: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	To the issuer as to Delaware law: Richards, Layton & Finger, P.A. One Rodney Square P.O. Box 551 Wilmington, DE 19899

To the guarantor and the subsidiary guarantors as to Mexican law:
Deputy General Counsel and Head of the Legal Department Petróleos Mexicanos
Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.4	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.5	Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).

3.7	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).

3.8	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

3.9	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.3	Form of 9.00% Guaranteed Notes due 2007.

4.4	Form of 8.85% Guaranteed Notes due 2007.

4.5	Form of 9 3/8% Guaranteed Notes due 2008.

4.6	Form of 9 1/4% Guaranteed Bonds due 2018.

4.7	Form of 8.625% Guaranteed Bonds due 2023.

4.8	Form of 9.50% Guaranteed Bonds due 2027.

4.9	Form of 9.50% Guaranteed POMESSM due 2027.

4.10	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.11	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.

5.3	Opinion of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos.

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

21.1	List of Subsidiaries.

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to Pemex Project Funding Master Trust’s Registration Statement on Form F-4 (File No. 333-[ ]) on July 27, 2005 and incorporated by reference herein).

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers.

99.3	Form of Letter to Clients.

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

Item 22. Undertakings

(a) The undersigned registrants hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

7. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on July 27, 2005.

PEMEX PROJECT FUNDING MASTER TRUST

By	/s/ Juan José Suárez Coppel
Juan José Suárez Coppel Chief Financial Officer of Petróleos Mexicanos and Attorney-in-Fact of the Pemex Project Funding Master Trust

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 27, 2005.

PETROLEOS MEXICANOS

By:	/s/ Luis Ramírez Corzo y Hernández
Luis Ramírez Corzo y Hernández Director General of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Israel Hurtado Acosta, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Luis Ramírez Corzo y Hernández Luis Ramírez Corzo y Hernández	Director General	July 27, 2005

/s/ Juan José Suárez Coppel Juan José Suárez Coppel	Corporate Director of Finance (Chief Financial Officer)	July 27, 2005

/s/ Victor Manuel Cámara Peón Victor Manuel Cámara Peón	Deputy Director of Financial Information Systems (Chief Accounting Officer)	July 27, 2005

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Fernando Elizondo Barragán Fernando Elizondo Barragán	Chairman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy	July 27, 2005

/s/ Fernando de Jesús Canales Clariond Fernando de Jesús Canales Clariond	Director and Secretary of Economy	July 27, 2005

/s/ José Luis Luege Tamargo José Luis Luege Tamargo	Director and Secretary of the Environment and Natural Resources	July 27, 2005

/s/ Luis Ernesto Derbez Bautista Luis Ernesto Derbez Bautista	Director and Secretary of Foreign Affairs	July 27, 2005

/s/ José Francisco Gil Díaz José Francisco Gil Díaz	Director and Secretary of Finance and Public Credit	July 27, 2005

/s/ Pedro Cerisola y Weber Pedro Cerisola y Weber	Director and Secretary of Communications and Transportation	July 27, 2005

/s/ Pablo Pavón Vinales Pablo Pavón Vinales	Director and Union Representative	July 27, 2005

/s/ Ramón Hernández Toledo Ramón Hernández Toledo	Director and Union Representative	July 27, 2005

/s/ Luis Ricardo Aldana Prieto Luis Ricardo Aldana Prieto	Director and Union Representative	July 27, 2005

/s/ Alejandro Sánchez Narváez Alejandro Sánchez Narváez	Director and Union Representative	July 27, 2005

/s/ Mario Martínez Aldana Mario Martínez Aldana	Director and Union Representative	July 27, 2005

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 27, 2005.

PEMEX-EXPLORATION AND PRODUCTION

By:	/s/ Carlos A. Morales Gil
Carlos A. Morales Gil
Acting Director General of Pemex-Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Carlos A. Morales Gil Carlos A. Morales Gil	Acting Director General	July 27, 2005

/s/ Rafael J. Bracho Ransom Rafael J. Bracho Ransom	Deputy Director of Management and Finance (Chief Financial Officer)	July 27, 2005

/s/ Rafael Muller Landeros Rafael Muller Landeros	Associate Deputy Director of Financial Resources (Chief Accounting Officer)	July 27, 2005

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Luis Ramírez Corzoy Hernández Luis Ramírez Corzoy Hernández	Director, Chairman of the Board of Directors of Pemex-Exploration and Production	July 27, 2005

/s/ Juan Bueno Torio Juan Bueno Torio	Director and Director General of Pemex-Refining	July 27, 2005

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 27, 2005

/s/ Juan José Suárez Coppel Juan José Suárez Coppel	Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)	July 27, 2005

/s/ Carlos Hurtado López Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	July 27, 2005

/s/ Héctor Moreira Rodríguez Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	July 27, 2005

/s/ Salvador Rubén Ortíz Vertíz Salvador Rubén Ortíz Vertíz	Director and General Coordinator of Mining of the Ministry of Economy	July 27, 2005

Vacant	Director

SIGNATURE PAGE OF PEMEX-REFINING

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 27, 2005.

PEMEX-REFINING

By:	/s/ Juan Bueno Torio
Juan Bueno Torio
Director General of Pemex-Refining

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Juan Bueno Torio Juan Bueno Torio	Director General	July 27, 2005

/s/ José Antonio Gómez Urquiza de la Macorra José Antonio Gómez Urquiza de la Macorra	Deputy Director of Finance and Management (Chief Financial Officer)	July 27, 2005

/s/ Ricardo Zepeda Bustos Ricardo Zepeda Bustos	Associate Deputy Director of Accounting and Budget (Chief Accounting Officer)	July 27, 2005

SIGNATURE PAGE OF PEMEX-REFINING

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Luis Ramírez Corzo y Hernández Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Refining and Director General of Petróleos Mexicanos	July 27, 2005

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 27, 2005

/s/ Carlos Hurtado López Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	July 27, 2005

/s/ Héctor Moreira Rodríguez Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	July 27, 2005

Sergio Alejandro García de Alba Zepeda	Director and Undersecretary for Small and Medium Enterprise of the Ministry of Economy

Vacant	Director

Vacant	Director

Vacant	Director

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 27, 2005.

PEMEX-GAS AND BASIC PETROCHEMICALS

By:	/s/ Roberto Ramírez Soberón
Roberto Ramírez Soberón
Acting Director General of Pemex-Gas and Basic Petrochemicals

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raoul Capdevielle Orozco, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ Roberto Ramírez Soberón Roberto Ramírez Soberón	Acting Director General	July 27, 2005

/s/ Claudio Enrique Trulín Espinosa Claudio Enrique Trulín Espinosa	Deputy Director of Management and Finance (Chief Financial Officer)	July 27, 2005

/s/ Mónica Ruvalcaba Gallardo Mónica Ruvalcaba Gallardo	Associate Deputy Director of Accounting (Chief Accounting Officer)	July 27, 2005

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ Luis Ramírez Corzo y Hernández Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General of Petróleos Mexicanos	July 27, 2005

/s/ Juan Bueno Torio Juan Bueno Torio	Director and Director General of Pemex-Refining	July 27, 2005

/s/ Rafael Beverido Lomelín Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	July 27, 2005

/s/ Carlos Hurtado López Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	July 27, 2005

/s/ Héctor Moreira Rodríguez Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	July 27, 2005

/s/ Juan José Suárez Coppel Juan José Suárez Coppel	Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)	July 27, 2005

Vacant	Director

Vacant	Director

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

Name	Title	Date

/s/ Carlos Caraveo Sánchez Carlos Caraveo Sánchez	P.M.I. Holdings North America, Inc.	July 27, 2005

As filed with the Securities and Exchange Commission on July 27, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

(Exact name of guarantor as specified in its charter and translation of guarantor’s name into English)

PEMEX-EXPLORACION Y PRODUCCION

(PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION

(PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA

(PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of subsidiary guarantors as specified in their charters and translations of subsidiary guarantors’ names into English)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

3.4	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.5	Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).

3.7	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).

3.8	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

3.9	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

4.3	Form of 9.00% Guaranteed Notes due 2007.

4.4	Form of 8.85% Guaranteed Notes due 2007.

4.5	Form of 9 3/8% Guaranteed Notes due 2008.

4.6	Form of 9 1/4% Guaranteed Bonds due 2018.

4.7	Form of 8.625% Guaranteed Bonds due 2023.

4.8	Form of 9.50% Guaranteed Bonds due 2027.

4.9	Form of 9.50% Guaranteed POMESSM due 2027.

4.10	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.11	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.

5.3	Opinion of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos.

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2005 and incorporated by reference herein).

21.1	List of Subsidiaries.

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, Deputy General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to Pemex Project Funding Master Trust’s Registration Statement on Form F-4 (File No. 333-[ ]) on July 27, 2005 and incorporated by reference herein).

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Brokers.

99.3	Form of Letter to Clients.